Exhibit 4.11

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SUPPLY AGREEMENT

for manufacture and supply of dual-chamber cartridges [***], pre-filled with TransCon [***] hGH and

Water for Injection, delivered [***]

effective as of January 1st, 2019

by and between

ASCENDIS PHARMA A/S

and

VETTER PHARMA INTERNATIONAL GMBH

THIS SUPPLY AGREEMENT, made and entered into as of the date written above (hereinafter, this “Agreement”), by and between Ascendis Pharma A/S, a company duly organized and existing under the laws of Denmark and having its place of business located at Tuborg Boulevard 12, 2900 Hellerup, Denmark (“Ascendis”), and Vetter Pharma International GmbH, a company duly organized and existing under the laws of Germany, having its principal place of business at Eywiesenstraße 5, 88212 Ravensburg, Germany (“Vetter International”) and owned 100% by Vetter Pharma-Fertigung GmbH & Co. KG (“Vetter Pharma”),

W I T N E S S E T H:

WHEREAS, Ascendis desires the Manufacture and supply of dual-chamber cartridges [***], pre-filled with TransCon [***] hGH and Water for Injection, delivered [***] for use within the Territory;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, and subject to the terms and conditions of this Agreement, Ascendis and Vetter International agree as follows:

ARTICLE 1: DEFINITIONS

For all purposes of this Agreement, and all amendments thereto, the following capitalized terms, whether used in the singular or plural, shall have the same and uniform meanings as below defined and specified, unless the context otherwise requires:

(1)

“Affiliate” shall in respect of Ascendis mean any person, firm, company, or entity which is directly or indirectly controlled by Ascendis, and with respect to Vetter International, any person, firm, company, or entity which is under common control of the trustees/executors of the estate of Helmut Vetter. For all purposes hereof, “control” shall mean owning more than fifty percent (50%) of the voting stock or interests.

(2)	“Agreed Specifications” shall have the meaning set forth in the Commercial Quality Agreement.

(3)	“Agreement” shall mean this supply agreement and its Annexes, specifically including the Commercial Quality Agreement.

(4)	“Annex” shall mean an annex attached to this Agreement.

(5)	“API” shall mean TransCon [***] hGH as specified in Appendix 2 of the Commercial Quality Agreement.

(6)	“API Invention” shall have the meaning set forth in Section 11(2).

(7)	“Appendix” shall mean an appendix attached to the Commercial Quality Agreement.

(8)	“Article” shall mean an article of this Agreement (excluding the Commercial Quality Agreement).

(9)	“Ascendis” shall have the meaning set forth first above.

(10)	“Ascendis Disclosed Manufacture IP” shall have the meaning set forth in Section 11(3).

(11)	“Ascendis Materials” shall mean the materials provided by Ascendis including API as further detailed in the Commercial Quality Agreement.

(12)

“Business Day” shall mean any calendar day other than a Saturday, a Sunday or a calendar day on which commercial banks located in Baden-Württemberg, Germany or Denmark, are authorized or required by law to be closed.

(13)

“Commercial Quality Agreement” shall mean the commercial quality agreement, including all Appendices, attached hereto as Annex 4, which Vetter International shall cause Vetter Pharma to enter into with respect to the quality of the Product.

(14)	“Completion Date” shall have the meaning set forth in Section 14(1).

(15)	“Confidential Information” shall have the meaning set forth in Section 16 (2).

(16)	“Costs and Liabilities” shall mean damages, liabilities, claims, suits, awards, judgments, costs and/or expenses, including any court costs and/or reasonable attorneys’ fees.

(17)	“Critical Deviations” shall have the meaning set forth in the Commercial Quality Agreement.

(18)	“DCC” shall mean Dual Chamber Cartridge

(19)	“Delivery Date” means the date that Product shall be delivered pursuant to the Business Day specified by Ascendis in the Purchase Order confirmed by Vetter International in writing [***].

(20)	“Deviations” shall have the meaning set forth in the Commercial Quality Agreement.

(21)	“Discloser” shall have the meaning set forth in Section 16(1).

(22)	“Effective Date” shall mean the day and year set forth first above.

(23)	“EMA” shall mean the European Medicines Agency, or any successor agency.

(24)	“Equipment” shall mean the equipment in more detail set forth in Annex 3.

(25)	“Facility” shall mean the manufacturing and logistics facilities used for the Manufacture and located in or near [***].

(26)	“FDA” shall mean the Food and Drug Administration of the United States of America, or any successor agency.

(27)	“Final Release” shall have the meaning defined in Section 8(2) (b).

(28)	“Force Majeure” shall have the meaning set forth in Section 17(1).

(29)	“GMP” shall have the meaning set forth in the Commercial Quality Agreement.

(30)	“Information of Ascendis” shall have the meaning set forth in the Commercial Quality Agreement and referred to by the respective Appendix thereof.

(31)	“Initial Term” shall have the meaning as set forth in Section 14 (1).

(32)	“IP” shall have the meaning set forth in Section 11(1).

(33)	“Joint Project Steering Committee” or “JPSC” shall have the meaning set forth in Section 2 (5).

(34)	“Major Deviations” shall have the meaning set forth in the Commercial Quality Agreement.

(35)	“Manufacture” or “Manufacturing” shall have the meaning set forth in the Commercial Quality Agreement.

(36)	“Manufacture Invention” shall have the meaning set forth in Section 11(3).

(37)

“Non-Conformance” or “Non-Conforming” shall mean with respect to a Product or batch of Product failure to conform to the Standard and having a significant impact with regard to GMP compliance or the Product quality.

(38)	“Parties” shall mean Ascendis and Vetter International, and “Party” shall mean either thereof.

(39)

“Purchase Order” shall mean a document issued by Ascendis and sent for confirmation to Vetter International constituting a binding commitment to purchase a specified quantity of Product for delivery on a requested Delivery Date.

(40)	“PPQ” shall mean process performance qualification.

(41)	“Pre-Existing IP” shall have the meaning set forth in Section 11(1).

(42)	“Product” shall have the meaning set forth in the Commercial Quality Agreement.

(43)	“Recipient” shall have the meaning set forth in Section 16 (1).

(44)	“Regulatory Approvals” shall have the meaning set forth in the Commercial Quality Agreement.

(45)

“Regulatory CMC Dossier” shall mean the part of the documentation related to CMC (Chemistry, Manufacturing and Controls) information to be submitted to the authorities to support regulatory applications, including for Regulatory Approvals, relevant to the Manufacture of Product.

(46)	“Regulatory Services” shall have the meaning set forth in Section 10 (9).

(47)	“Release” shall have the meaning defined in Section 8(2) (a)

(48)	“Representatives” shall mean any Affiliate and/or any employee, officer, director and trustee/executor of a Party and/or an Affiliate.

(49)	“Rolling Forecast” shall have the meaning set forth in Section 1.2 of Annex 1.

(50)	“Rules” shall have the meaning set forth in Section 16 (13).

(51)

“Services” shall mean Vetter International’s performance of Manufacture services or other related services for Ascendis subcontracted by Vetter International to Vetter Pharma to be performed by Vetter Pharma.

(52)	“SC-Terms” shall mean the terms attached as Annex 1.

(53)	“Section” shall mean a subsection of an Article.

(54)	“SOPs” shall have the meaning set forth in the Commercial Quality Agreement.

(55)

“Standard” shall mean, with respect to: (i) the performance of the Manufacturing, meeting the Agreed Specifications, complying with GMP (if and as applicable under the Commercial Quality Agreement), the rules and regulations officially published and promulgated by the FDA and EMA, and applicable SOPs; and (ii) the performance of the Regulatory Services, complying with the rules and regulations officially published and promulgated by the FDA and EMA.

(56)	“Term” shall have the meaning set forth in Section 14(1).

(57)

“Territory” shall mean [***] under consideration of Ascendis’ obligations as stipulated in Section 2 (3) in case Ascendis wants to market Product in countries with quality requirements deviating from the Standard.

(58)	“Vetter Competitor” shall have the meaning set forth in Section 10 (7).

(59)	“Vetter International” shall have the meaning set forth first above.

(60)	“Vetter Materials” shall have the meaning set forth in the Commercial Quality Agreement.

(61)

“Vetter Pharma” shall mean Vetter Pharma-Fertigung GmbH & Co. KG, a company duly organized and existing under the laws of Germany, having its principal place of business at Schützenstraße 87, 88212 Ravensburg, Germany, the parent company of Vetter International.

(62)	“Warehouse” shall mean the warehousing facility of Vetter Pharma located at [***].

ARTICLE 2: MANUFACTURE AND GOVERNANCE

(1)

Performance. Vetter International shall supply the Product (covering PPQ and subsequent batches of Product for commercial use) to Ascendis in accordance with the terms of this Agreement, it being understood and agreed that the Manufacture of the Product shall be subcontracted by Vetter International to Vetter Pharma and be performed by Vetter Pharma, all as set forth and more fully described in the Commercial Quality Agreement. Upon Ascendis’ request Vetter International shall cause Vetter Pharma to perform additional services (e.g. services referring to ongoing stability, reference materials).

(2)	Manufacture. Vetter International shall cause Vetter Pharma to Manufacture the Product and provide the respective batch documentation in accordance with the Standard.

(3)

Quality requirements deviating from the Standard. In case Ascendis wants to market Product in Territory countries with quality requirements deviating from the Standard ([***]), the Parties will have good faith discussions about how to deal with any additional or different country-specific rules and regulations, if any. Ascendis shall [***]. Ascendis shall regularly and in a timely manner inform and keep informed Vetter International and its Affiliates of any such additional or different country rules and regulations applicable to the Product.

(4)

Equipment. Vetter International shall cause Vetter Pharma to procure the Equipment as listed in Annex 3 which Equipment shall be [***] Ascendis. Such Equipment, including Equipment purchased under previous agreements but used in the commercial manufacture of Product, shall be [***]. Vetter shall maintain such Equipment [***] and operate the Equipment in accordance with the SOPs. [***] for repairs and replacement, unless [***]. Vetter shall [***] maintain, and if necessary, repair or replace, all other equipment needed for the manufacture of Product.

(5)

Project Management. A Joint Project Steering Committee (“JPSC”) shall be formed comprising up to [***] members, including at least [***], from each party. If possible, meetings of the JPSC shall be aligned with [***]. As needed, the JPSC shall meet [***] to discuss and evaluate the mutual cooperation and in good faith negotiate and decide upon any issues. Meetings may be held as teleconferences, with the intention to have [***] JPSC face-to-face meeting per [***]. Each party may call for an ad hoc JPSC teleconference as deemed necessary. [***] The members of the JPSC shall attempt to amicably settle and in good faith resolve any dispute in connection with this Agreement and [***].

ARTICLE 3: MATERIALS

(1)

Delivery of Ascendis Materials. Ascendis shall supply and deliver or have delivered to the Warehouse [***] (Incoterms 2010), free of charge and at the risk of Ascendis, including with respect to any applicable transport insurance, such quantity of the Ascendis Materials as required to properly undertake the necessary preparations for the Manufacture of the Product and to timely fulfill Purchase Orders, all in accordance with the Commercial Quality Agreement. Such delivery shall include quality certificates for the Ascendis Materials as set forth in the Commercial Quality Agreement, upon which certificates Vetter International and/or its Representatives may fully rely without further investigation. Delivery of Ascendis Materials shall take place according to the timelines specified in the SC Terms. Ascendis may deliver Ascendis Materials (e.g. API) up to [***] earlier than required according to the forecast.

(2)

Storage. Vetter International shall store Ascendis Materials at Vetter International’s Warehouse under conditions as specified in the Commercial Quality Agreement, and including such security measures as emergency power supply, temperature alarms, and backup freezer capacity. [***]

(3)

Status. The Ascendis Materials shall at all times remain the property of Ascendis. Ascendis shall be and remain responsible and liable for the Ascendis Materials and the quality thereof. Ascendis may, in its sole discretion, provide adequate property insurance for the Ascendis Materials (whether or not included as part of the Product or otherwise), and for all shipment and storage of any thereof, in an amount and on terms satisfactory to Ascendis. [***] In the event that Ascendis chooses to insure Ascendis Materials and Product while in the custody of Vetter International, Vetter International agrees to provide Ascendis’ insurance company with adequate information regarding its facilities, procedures, SOP’s etc.

(4)

Information. Ascendis shall provide any and all information with respect to the Ascendis Materials, including, without limitation, all chemical, pharmaceutical and/or biopharmaceutical compositions thereof and, to the extent reasonably known, any impact and interaction thereof on all other materials to be used in the Manufacture of the Product. If the provision of any such information has the effect, including any result of having to take additional security or safety precautions, of increasing the costs in performing obligations under the Commercial Quality Agreement or hereunder, Vetter International shall inform Ascendis thereof. Ascendis shall specifically inform Vetter International if the Ascendis Materials require any special handling or processing. Ascendis shall meet all notice and information requirements set forth herein and in the Commercial Quality Agreement, it being understood and agreed that neither Vetter International nor any of its Representatives shall have any responsibility or liability, including for lack of information or if such information should not be proper for the Manufacture, if the Product has been Manufactured in accordance with the Standard.

(5)

Delay due to Ascendis Materials. In the event of a delay in the Manufacture of the Product arising from inadequate delivery of the Ascendis Materials (whether such delay is based on inadequacy of quality, quantity or otherwise) Vetter International may postpone the Delivery Date until such other date that Vetter International may reasonably determine in its sole discretion, after good faith consultation of Ascendis, taking into account such factors as Facility capacity, other production commitments and similar business factors, provided, however, that Vetter International shall use reasonable efforts to meet the agreed Delivery Date.

(6)	Testing. All Vetter Materials and all Ascendis Materials shall be tested in accordance with the Commercial Quality Agreement. [***]

(7)

Use. The Ascendis Materials shall be used for the Manufacture of the Product only. Vetter International shall notify Ascendis in writing of any surplus of the Ascendis Materials and any such surplus shall, if not usable for the Manufacture of the Product, be disposed of, returned to Ascendis or otherwise handled, all as reasonably directed by and at the cost and/or expense of Ascendis. Upon written request of Ascendis, Vetter International shall provide Ascendis with copies of a computerized inventory list, generated in accordance with the SOPs in respect of the Ascendis Materials stored at the Facility, all as separately agreed by and between the Parties in writing.

(8)

Vetter Materials. Vetter International shall cause Vetter Pharma to source the Vetter Materials in volumes sufficient and in due time to meet Ascendis’ Rolling Forecast and Purchase Orders (according to Annex 1 “SC-Terms”).

ARTICLE 4: BATCH SIZE AND YIELD

(1)

Batch size. Product shall be Manufactured in validated batch sizes. It is expected that the initial PPQ will validate a nominal batch size range of [***] DCCs and that a nominal batch size of up to [***] DCCs will be validated at a later time. Nominal batch sizes up to [***] DCCs shall be termed “Small Scale” and nominal batch sizes of [***] DCCs shall be termed “Large Scale”.

(2)

Yield. The Parties acknowledge that the Manufacturing process will yield a lower number of DCCs for Delivery than the nominal batch size. After the Manufacture of [***] Small Scale Product batches, the Parties shall evaluate and mutually agree in writing on acceptable yield targets, taking into account normal fixed and flexible losses, including, for example, [***]. Until agreement on such yield provisions has been reached, Ascendis shall pay the full batch price regardless of the yield, except in case of Vetter International’s [***] (for clarity, the latter as limited by the provisions of Art. 6 (7) of this Agreement). Subsequent batches delivered in amounts below the yield targets for the Small Scale shall result in a correspondingly reduced batch price. If manufacturing in the Large Scale ([***] DCCs) is later validated, the parties shall mutually agree on acceptable yield targets for Large Scale Batches.

ARTICLE 5: INSPECTION & ACCEPTANCE

(1)

Inspection. Ascendis shall inspect the Product according to the provisions of the Commercial Quality Agreement, and review the batch documentation without delay, but in no event later than [***] after submission to Ascendis. If the Product should not pass such inspection and/or the batch documentation should not pass such review, Ascendis shall promptly notify Vetter International in writing. If the Product has been shipped from the Warehouse to Ascendis or a third party designated by Ascendis, Ascendis shall, in accordance with the instructions of Vetter International, either return the rejected batch to the Facility or dispose of the Product.

(2)

Acceptance. Any Product and/or batch documentation not rejected as in the preceding Section described shall be deemed accepted and approved by Ascendis to the extent that either thereof may contain a latent defect. Any Product and/or batch documentation containing a latent defect shall be deemed accepted and approved, unless rejected by written notice to Vetter International before [***]; provided, however, that in case of discovery of a latent defect, [***] that such defect has been caused solely by Vetter International before risk transfer to Ascendis. Ascendis shall notify Vetter International in writing promptly after the discovery of any latent defect. Latent defects include defects which could not, by their nature or by their low relative occurrence, be identified upon initial inspection using GMP statistical sampling techniques.

(3)

Standard. Except for those Deviations of which Ascendis will be notified in writing as set forth in the Commercial Quality Agreement, all Product made available to Ascendis for delivery in accordance with Section 8(1) under this Agreement shall have been Manufactured in accordance with the Standard; [***].

ARTICLE 6: NON-CONFORMANCE, LOSSES AND RESUPPLY

(1)

Primary packaging materials. Other than as set out in the Sections below regarding Non-Conforming Product, neither Vetter nor any of its Representatives shall have any responsibility or liability for any materials manufactured or supplied to the Facility by Ascendis or any third party (including Ascendis Materials and Vetter Materials) or any testing or other services performed by any third party or to undertake any testing or to otherwise certify the Vetter Materials other than as set forth in the Commercial Quality Agreement; provided, however, Vetter International shall transfer or cause to transfer to Ascendis any warranties as received in respect of primary packaging Vetter Materials and assist Ascendis to execute any such warranty claim. [***]

(2)

Vetter International’s responsibility for Non-Conforming Product. If the Parties agree about the Non-Conformance of a Product or it is otherwise concluded that Product is Non-Conforming, and the Non-Conformance is caused by

a) [***] by Vetter International or its Representatives, or,

b) the [***], including the [***]

Vetter International shall as soon as reasonably possible at Ascendis’ discretion either [***] or Manufacture a replacement batch [***]. In such a case Vetter International shall additionally be obliged to [***]

(3)	Ascendis’ or third parties’ responsibility for Non-Conforming Product. If Non-Conforming Product is caused by

a) Vetter Materials other than the [***], or

b) Ascendis Materials including API, or

c) any activity or instruction of Ascendis, or

d) any activity or fault of a third party, including with respect to any testing or other services performed by any third party (except for the logistic and warehousing operations to be performed by an independent subcontractor), and such Non-Conformance is not due to the [***] acts or omissions by Vetter International,

Vetter International shall as soon as reasonably possible at Ascendis’ request, Manufacture a replacement batch [***] in which case [***]. In such cases, Ascendis shall [***] except for the first batch of Non-Conforming Product connected with a particular defect in which case Ascendis shall [***].

(4)

Notification of Non-Conformance. Non-Conforming Product shall be notified by Ascendis within [***] after shipment to Ascendis or a third party designated by Ascendis, otherwise Product shall be deemed accepted, unless Non-Conformance is latent and could not have been found within [***]. Such latent Non-Conformances shall be notified by Ascendis before [***], provided however, that in case of discovery of a latent Non-Conformance, [***] that such Non-Conformance has been caused solely by Vetter International before risk transfer to Ascendis.

(5)

Delivery of replacement Products. Vetter International shall, if Ascendis so requests, deliver replacement Product and the corresponding batch documentation within i) [***] of the Product having been determined to be Non-Conforming, or (ii) [***] after Vetter International having access to the Ascendis Materials required to Manufacture the replacement Product, whichever is later. For the purposes of any replacement, Ascendis shall supply or have supplied, as set forth in Article 3, Vetter International with the necessary Ascendis Materials.

(6)	API loss during storage. Vetter International and/or any of its Representatives shall [***].

(7)

API loss in conjunction with the Manufacturing of Product batches. For loss of API in conjunction with the Manufacturing of Product batches, Vetter International shall compensate Ascendis in connection with Non-Conforming Product caused by [***] up to the following liability caps:

a) in case of [***]

aa) and for any API loss occurring in connection with the first [***] Product batches Manufactured under this Agreement:

Vetter International’s compensation obligation shall not exceed [***];

bb) and for any subsequent API loss:

Vetter International’s compensation obligation shall not exceed [***],

provided however, in both aforementioned cases of [***] aa) and bb) above, the aggregate amount of compensation [***] shall in no event exceed [***] for all API losses under this Agreement.

b) in case of Vetter International’s [***]

aa) and for any API loss occurring in connection with the first [***] Product batches Manufactured under this Agreement:

Vetter International’s compensation obligation shall not exceed [***]

bb) and for any subsequent API loss:

Vetter International’s compensation obligation shall not exceed [***],

provided however, in both aforementioned cases of [***] aa) and bb) above, the aggregate amount of compensation [***] shall in no event exceed [***] for all API losses under this Agreement.

For the avoidance of doubt, any compensation payments to be paid or already paid [***] for API loss caused by Vetter International’s and/or any of its Representatives’ [***] shall be deducted from further compensation obligations for API loss [***] caused by Vetter International’s and/or any of its Representatives’ [***] and vice versa with the effect that Vetter International’s aggregate [***] compensation obligation [***] for any API loss caused by [***] shall in no event exceed the aggregate [***] cap as stipulated for [***] in this Article above.

Also for the avoidance of doubt, compensation for API loss within the limitations of liability agreed herein is [***] (or [***]) in cases where Non-Conforming Product is caused by 1) [***]; or 2) the [***] including the [***].

ARTICLE 7: CAPACITY AGREEMENT, FORECAST AND PURCHASE ORDERS

The Parties agree to the Capacity Agreement attached as Annex 5 to this Agreement. Forecast and Purchase Order provisions are governed by the SC-Terms attached as Annex 1.

ARTICLE 8: RELEASE AND DELIVERY

(1)

Samples for external analysis. No later than [***] prior to the agreed Delivery Date, Vetter International shall send samples to third parties for analysis, as designated by Ascendis and further detailed in the Commercial Quality Agreement.

(2)	Release. Product shall be released in two steps:

a)	“Release” by Vetter International according to the Standard and against the “Agreed Specifications”, as defined in the Commercial Quality Agreement, and

b)

“Final Release” by Ascendis after (i) review of the Release documentation required to be submitted from Vetter International to Ascendis no later [***] before the Delivery Date as further detailed in the Commercial Quality Agreement, and (ii) review of results from inspections and analyses performed by third parties.

(3)

Delivery. Product shall be delivered [***] ([***] Incoterms® 2010). Provided Ascendis has met its obligations regarding delivery of Ascendis Materials (in particular delivery in due time and in sufficient amounts as set forth in Article 3), and Vetter has met its obligations to submit Release documentation in due time, Vetter shall deliver Released Product on the Delivery Date.

(4)

Storage of Released Product. Unless otherwise agreed between the Parties, if Product is not collected by Ascendis within [***] after notification of Product Release, Vetter International shall store such Product [***] and in accordance with its SOPs as specified in section 1.18 of the SC-Terms. The Parties agree, that storage of Products, starting from the Delivery Date, will be [***], for clarity meaning that [***]. Upon Ascendis’ request Vetter International shall [***] store Released Product for up to [***], in which case, [***] [***]

(5)

Assistance. In amplification of the provisions with respect to [***] ([***] Incoterms® 2010) set forth or referred to above, and not in limitation thereof, Vetter International shall directly or indirectly through its Representatives, upon request of Ascendis and in any event at [***], assist in (i) [***]; (ii) [***]; (iii) [***]; and/or (iv) [***]. Ascendis shall, upon request of Vetter International, provide information required for taxation or reporting purposes in respect of [***].

(6)	Shipment. Product may only be shipped after Final Release, except under quarantine. Vetter shall coordinate all shipments with Ascendis’ Logistics function. [***]

(7)

Quarantine shipment. Product not yet Final Released may be shipped under quarantine upon prior written request of Ascendis [***]. Quarantine shipment shall not imply Ascendis’ automatic acceptance of a batch, [***].

(8)

Delay in delivery. Vetter International agrees to inform Ascendis no later than [***] after it has become apparent that the delivery of Product may be delayed. In such case Vetter International must inform Ascendis of its plan to solve the issues causing a delay, [***] to solve the issues and confirm a new Delivery Date to Ascendis as soon as possible.

ARTICLE 9: PRICES AND PAYMENTS

(1)	Prices. Ascendis shall pay to Vetter International such prices for the Product as determined in Annex 2, plus any applicable taxes (e.g. VAT), customs, fees and other duties, if any. [***]

(2)

Price adjustments. Vetter International may reasonably adjust its prices to reflect an increase in the costs resulting from Product specific changes (e.g. a change in the Agreed Specifications) [***]. For all other price adjustments [***].

(3)

Payments. Without undue delay, Vetter International shall issue an invoice upon [***] or, in case of Product not yet Final Released, Vetter International shall be entitled to invoice [***]. Payments shall be made in Euros and due [***] of the invoice date (receipt of readily available funds by Vetter International). If Ascendis pays later than [***] of receipt of the invoice, Vetter International shall be entitled to interest of the invoiced amount of [***] (except when payment is subject to a good-faith resolution of any dispute). Ascendis shall add such interest, accumulated in accordance with this Article as of the time of payment due, to the invoiced amount and include such with the payment by Ascendis.

ARTICLE 10: APPROVALS, AUDITS, CHANGES AND REGULATORY SERVICES

(1)

Product. Ascendis shall obtain and maintain, at its cost and risk, all Regulatory Approvals for the Manufacture of the Product. Ascendis shall not distribute or otherwise use the Product without first securing such Regulatory Approvals. Vetter International shall cooperate and make every reasonable effort, [***], in having information and other assistance provided as Ascendis may reasonably request with respect to the Regulatory Approvals.

(2)

Facility. Vetter International shall cause Vetter Pharma to obtain and maintain the necessary manufacturing authorization with respect to the Facility issued by the applicable German health authority in accordance with the German Medical Act (Arzneimittelgesetz) and, upon written request of Ascendis, Vetter International shall make available a copy of such authorization. Ascendis understands and agrees that certain regulatory authorities may still have to approve of the Manufacture of the Product, [***], and that neither Vetter International nor any of its Affiliates warrants to Ascendis any such approval.

(3)

Regulatory Services. Ascendis shall employ Vetter International and/or its Affiliates in preparing such regulatory filings in accordance with the provisions of the Commercial Quality Agreement and this Agreement as specified in Annex 6 of this Agreement in particular by preparation of certain sections of the Regulatory CMC Dossier which are relevant to the Manufacture and provide certain supporting documents if reasonably required, all as agreed upon by the Parties in the Agreed Specifications and [***] (“Regulatory Services”). Prior to delivering Regulatory Services, Vetter International or Vetter Pharma shall, on a case by case basis, inform Ascendis in writing [***]. The Parties agree that Vetter International may employ its Affiliates, in particular Vetter Pharma, for assisting Ascendis with regard to the Regulatory Services.

(4)

Information. If Ascendis requires Vetter International to perform Regulatory Services pertaining to any specific legislation, rules, regulations and practices or requirements of regulatory authorities and governmental bodies within the Territory (other than the generally applicable regulatory requirements of BfArM, EMA and FDA), Ascendis shall inform Vetter International and Vetter Pharma of the same.

(5)

Contact. Ascendis shall be solely liable for all documentation, submissions and communication with governmental, health and regulatory authorities or agencies, relating to the Product and the Regulatory Approvals. Ascendis shall keep the documentation submitted to such governmental and regulatory bodies updated as required by law, applicable regulation and regulatory practices. Neither Vetter International nor any of its Representatives shall have any right or obligation to communicate with any such governmental, health and regulatory bodies regarding the Product unless required to do so by law, the Commercial Quality Agreement or as otherwise requested by Ascendis in writing.

(6)

Assistance. Any assistance requested by Ascendis and provided by Vetter International or its Affiliates beyond the Regulatory Services in connection with regulatory submissions and Regulatory Approvals for the Products, shall be subject to the Parties’ prior written agreement and the costs of the provision of such assistance shall be borne as mutually agreed by the Parties in writing. Any request for such assistance by Ascendis shall include complete instructions and any other information reasonably necessary for Vetter International to evaluate the required assistance and to calculate costs which would be incurred in performing the same in order for the Parties to discuss and agree upon the terms of the provision of such assistance.

(7)

Audits. Ascendis may conduct routine and for-cause audits according to the provisions in the Commercial Quality Agreement. During such audits Ascendis may be accompanied by potential business and/or licensing partners subject to reasonable prior notice to Vetter International, except if such partners or any of their affiliates are [***] (“Vetter Competitor”).

(8)

Extended Access to Facility. In case of major and/or critical technical and/or quality related issues, Vetter International shall allow [***] Ascendis [***] access to its Facility as necessary to observe Manufacturing and review documents related to the GMP system and Ascendis Product batches; provided, however, Ascendis shall notify Vetter International at least [***] in advance of such request, unless this would conflict with a planned visit by a third party or internal meeting, in which case Vetter International may postpone such request by Ascendis by up to [***]. Vetter International shall provide the visiting Ascendis [***] with reasonable office space during regular working hours according to the internal procedures of Vetter International. The visiting Ascendis [***] shall comply with any and all confidentiality, security, safety, quality or similar guidelines that apply to persons present in the Facility and that are communicated by Vetter International or Vetter Pharma.

(9)

Costs for audits. Any costs and/or expenses associated with any audits performed by any regulatory authority with respect to the Facility, the Manufacture and/or the Product shall be borne by [***], except costs incurred from audits by the German health authorities, FDA and/or EMA not directly related to the Product which shall be borne by [***].

(10)

Post-approval changes. Unless mandated by compulsory regulatory changes, the JPSC shall agree upon significant post-approval changes. [***] shall bear the costs for post-approval changes (e.g. [***]) implemented [***] whereas [***] shall compensate [***] for costs of implementing [***] post approval changes (e.g. [***]). If not expressly governed by this Agreement, any impact of other changes related to prices or other terms of this Agreement shall be negotiated in good faith and agreed upon in the JPSC.

(11)

Change Control. Any and all changes shall be processed in accordance with the change control procedures set forth in the Commercial Quality Agreement, subject to this Section and the succeeding Section. With respect to any change to be made in accordance with the Commercial Quality Agreement, Vetter International and Ascendis shall also mutually agree on any necessary or desired amendments to this Agreement, including, without limitation, price adjustments and compensation for any additional costs, efforts and/or expenses.

(12)

Changes Dispute. In the event of a dispute regarding a change, Ascendis and Vetter International shall discuss in good faith how to proceed; provided, however, Vetter International shall not be required to cause Vetter Pharma to continue the Manufacture of the Product, which may be [***] if Vetter International and Vetter Pharma [***]. If Vetter International and Vetter Pharma [***] such incorporation or non-incorporation of a change [***], then Vetter International shall cause Vetter Pharma to continue the Manufacture of the Product with the incorporation or the non-incorporation of such change, in which event [***].

ARTICLE 11: INTELLECTUAL PROPERTY

(1)

Pre-Existing. Except as granted under this Agreement, either Party and/or any of its Representatives shall not acquire any right, title or interest in any and all intellectual property, including any patent, trademark, copyright, industrial design, trade secret, know-how and any other intellectual property, whether patentable, registered or otherwise (individually and collectively, “IP”) of the other Party and/or any of its Representatives. Any right, title or interest in and to such IP existing prior to the Effective Date (respectively, “Pre-Existing IP”) shall not in any way be affected by this Agreement.

(2)

[***]. Any [***] solely in respect of the API (“API Invention”) shall be [***]. Ascendis shall [***] disclosed to Vetter International and/or any of its Representatives and [***] (“Ascendis Disclosed Manufacture IP”).

(3)	[***]. Any [***] in respect of the Manufacture including [***] (“Manufacture Invention”), shall be [***].

(4)

Licenses. Vetter International and/or any of its Affiliates shall during the Term of this Agreement grant Ascendis, subject to the terms of this Agreement, a [***]. Ascendis shall during the Term of this Agreement grant Vetter International and/or its Affiliates a [***]. Only to the limited extent as may be necessary to enable Vetter International to [***], Ascendis shall grant Vetter International and/or any of its Affiliates a [***] under

(i) [***], and

(ii) [***],

in both cases (i) and (ii) for [***].

(5)

Infringement. [***] shall [***] of any third party claim that the Ascendis Materials, any Information of Ascendis, other matter provided by Ascendis, or the use [***] of any thereof, infringes any IP of any third party. [***] shall [***] of any third party claim that any manufacturing process owned and used hereunder [***] infringes any IP of any third party under the patent or intellectual property laws of the United States of America and/or the European Union or any member state thereof [***].

ARTICLE 12: LIABILITY, INDEMNIFICATION, INSURANCE AND RECALL

(1)	Liability. Except as expressly set forth in this Agreement, Vetter International and/or any of its Representatives [***] which liability is limited as follows:

a)	in case of [***]

aa) and claims connected to one of the first [***] Product batches Manufactured under this Agreement:

Vetter International’s aggregate liability [***], or

bb) and claims connected to any subsequent Product batch:

Vetter International’s aggregate liability [***].

b)	in case of [***]

aa) and claims connected to one of the first [***] Product batches Manufactured under this Agreement:

Vetter International’s aggregate liability [***], or

bb) and claims connected to any subsequent Product batch:

Vetter International’s aggregate liability [***].

For clarity, aforementioned liability caps [***].

For the avoidance of doubt, any compensation payments to be paid or already paid [***] based on [***] under this Section shall be deducted from further compensation obligations for Costs and Liabilities [***] with the effect that Vetter International’s aggregate [***] compensation obligation [***] for Costs and Liabilities [***] shall in no event exceed the aggregate [***] cap as stipulated in this Section [***].

Vetter International and/or any of its Representatives [***] as long as each follows the standard manufacturing, storage and other practices used in the German pharmaceutical contract manufacturing industry in performing its respective obligations which means, among other things, that each may rely on the correctness and completeness of the Agreed Specifications, the Information of Ascendis and/or any other information or direction by or on behalf of Ascendis.

(2)	Indemnification. [***].

(3)

Procedure. Each Party shall promptly notify the other Party in writing of any claim, suit or other action brought or threatened in connection with or under this Agreement and shall provide reasonable cooperation in the defense of any thereof. Each Party shall not settle or otherwise resolve any such claim, suit or other action without prior written consent of the other Party.

(4)

Insurance. Ascendis shall self-insure or maintain product liability insurance coverage with a reputable international insurance company, of at least [***] per each calendar year during the Term. Vetter International shall maintain and shall cause Vetter Pharma to maintain product liability insurance coverage (to the extent commercially reasonable and practicable and if otherwise, Vetter International shall remain responsible and liable for such coverage herein set forth) with a reputable insurance company, in the aggregate of [***] per each calendar year during the Term, with [***]. Upon request of the other Party, each Party shall provide reasonable documentation and certificates to confirm that such insurance coverage is in effect.

(5)

Recall Costs. If any Product is recalled and such recall (for clarity, which must not be for Ascendis’ convenience) has solely been caused by [***] shall be liable to compensate [***] direct costs of recall, which liability is limited as follows:

a)	in case [***]

aa) and a recall connected to one of the first [***] Product batches Manufactured under this Agreement:

Vetter International’s liability is limited to a maximum of [***] in aggregate per recall, or

bb) and a recall connected to any subsequent Product batch:

Vetter International’s liability is limited to a maximum of [***] in aggregate per recall,

b)	in case [***]

aa) and a recall connected to one of the first [***] Product batches Manufactured under this Agreement:

Vetter International’s liability is limited to a maximum of [***] in aggregate per recall, or

bb) and a recall connected to any subsequent Product batch:

Vetter International’s liability is limited to a maximum of [***] in aggregate per recall.

For clarity, aforementioned liability caps shall not apply in case of [***]. Any loss of API caused in connection with a recall shall be compensated in accordance with the provisions in Section 6 (7) above.

(6)

For clarity, Vetter International and/or any of its Representatives shall have no warranty obligation (in German Gewährleistungsverpflichtung), responsibility or liability to Ascendis (or any third party on behalf of Ascendis) for any loss of the Ascendis Materials, Product liability, recall or otherwise beyond what is expressly stipulated in this Agreement.

ARTICLE 13: LIMITATIONS

(1)

Special Damages. Notwithstanding anything to the contrary contained in this Agreement, neither Party nor any of its Representatives shall be responsible or liable to the other Party and/or any of its Representatives for any reason whatsoever (even upon the occurrence of a tort with respect to the Product or otherwise) for loss of profits (except any profits contained in the prices to which Vetter International may be entitled for completion of its contractual obligations), loss of good will, loss of business or special, incidental, indirect, exemplary or consequential damages, except if any of the foregoing arises out of [***] a breach of the confidentiality provisions contained in Article 16 of this Agreement and in any case subject to the liability limitation as stipulated in [***].

(2)

No Warranty. Except as in this Agreement expressly set forth, Ascendis agrees that neither Vetter International nor any of its Representatives makes or has made any other representation, warranty, covenant or agreement (whether express or implied). Any representation, warranty, covenant or agreement set forth in this Agreement is exclusive and in lieu of any other warranties, written or oral, direct, implied or statutory, including, but not limited to, express or implied warranties for merchantability, quality or fitness for a particular purpose.

(3)

No Liability. Notwithstanding anything to the contrary contained in this Agreement, it is expressly agreed by and between the Parties that no Representative of Vetter International shall assume any responsibility or liability , but Vetter International shall be responsible and liable for the performance of any of its Representatives to the same extent as if Vetter International had performed or failed to perform, all as contemplated or required hereunder, and any claim made under this Agreement (for clarity, specifically including the Commercial Quality Agreement) shall exclusively be made against Vetter International.

ARTICLE 14: TERM AND TERMINATION

(1)

Term. This Agreement shall be in full force and effect for an initial term of five (5) years, commencing as of the date of first regulatory approval (market authorization) of Ascendis’ TransCon hGH product (“Initial Term”). Ascendis shall notify Vetter in writing of the date of first regulatory approval no later than [***] after having obtained such. Upon the expiration of the Initial Term and any subsequent term, this Agreement shall automatically be renewed for subsequent terms of two (2) years each (Initial Term and any subsequent term collectively, the “Term”). For clarity, any rights or obligations accrued prior to the expiration of the Term or termination of this Agreement (respectively, the “Completion Date”) shall not prejudice or preclude any remedies either Party may have under this Agreement.

(2)	Termination. Neither Party may terminate this Agreement without cause, [***] and with (earliest) effect from two (2) years after expiry of the Initial Term

(3)

Termination for cause. Each Party (as applicable) shall have the right to terminate this Agreement (with immediate effect or, if applicable, after the expiration of an applicable time period) upon prior written notice if the other Party is in major default in the fulfillment of any material obligation under this Agreement. The term “major default” shall include, but not be limited to (i) insolvency, bankruptcy, liquidation, or appointment of a receiver of any significant part of the property, of a Party and/or Vetter Pharma; (ii) in the case of any other default which can be cured, the failure to commence to remedy the default during a period of ninety (90) calendar days after the giving of written notice specifying such default; and (iii) in respect of Ascendis, the failure to self-insure or provide for or maintain product liability insurance as required under this Agreement, or pay any insurance premiums when due; (iv)failure to establish mutual agreement in accordance with Section 10(12) within forty five (45) calendar days.

(4)

Specific termination right for cause by Ascendis. Ascendis shall have a specific termination right for cause (with immediate effect) in case Vetter International and/or Vetter Pharma [***] are being taken over by a competitor of Ascendis (for clarity, meaning [***]).

(5)

Specific termination right for cause by Vetter International. Vetter International shall have a specific termination right for cause (with immediate effect) in case Ascendis is being taken over by a Vetter Competitor.

(6)

Consequences. Upon the Completion Date, Vetter International shall, in its sole discretion, sell to Ascendis and Ascendis shall purchase, at the prices herein provided, any Product for which Purchase Orders have been or are required to be placed in accordance with the SC-Terms on or prior to the Completion Date and, at the purchase prices thereof, all Vetter Materials and other materials ordered as contemplated in or permitted under this Agreement. Ascendis shall be responsible and liable to Vetter International for any amounts related to, based upon or arising out of such termination, including for an orderly cessation of the Manufacture and any related activities, as well as such other amounts accruing prior to the Completion Date; provided, however, it is agreed and understood by Vetter International that any and all expenditures scheduled under the Manufacture not actually made due to such termination shall be deducted from any of the foregoing amounts. Upon the Completion Date, Vetter International shall arrange for delivery to Ascendis, or destruction, of any Ascendis Materials at the Facility, [***]. Upon the Completion Date, Vetter International shall make available, as is and where is, to Ascendis [***]. Vetter International shall have returned to Ascendis all documentation (including copies thereof) constituting Information of Ascendis; provided, however, notwithstanding the foregoing, Vetter International or any of its Affiliates may retain such limited quantity of the Product, the Ascendis Materials (all thereof sufficient for [***]) and such documentation as may be necessary for proper record keeping in satisfaction of legal requirements. Upon the Completion Date, Ascendis shall return to Vetter International any and all documentation (including copies thereof) provided to Ascendis and constituting Confidential Information of Vetter International and/or any of its Affiliates; provided, however, Ascendis may retain such limited number thereof as may be necessary for proper record keeping in satisfaction of legal requirements.

(7)	Survival. Articles [***] shall survive the Completion Date.

ARTICLE 15: ANTI-BRIBERY AND DATA PROTECTION

(1)

Anti-Bribery. The Parties shall comply at all times with all applicable laws and regulations in particular with such combating bribery and corruption (“Anti-Bribery Laws”). The Parties hereby represent and warrant that they have not offered to pay, paid, or accepted, and undertake that they will not offer, pay, or accept, any bribes (including any improper gifts or entertainment) to or by any person (including, in particular, any government or public official of any jurisdiction) to secure or retain a business advantage for the benefit of Vetter International and/or Ascendis under or in connection with this Agreement.

(2)

Policies and Procedures. The Parties shall take appropriate steps, in particular maintain and effectively enforce internal policies and procedures, to ensure that the Parties’ Representatives, agents, or any other person acting on behalf of the Parties will not breach any Anti-Bribery Laws. The Parties shall be responsible for any breach of Anti-Bribery Laws by its Representatives, agents, or any other person acting on behalf of the Parties under or in connection with this Agreement.

Each Party represents and warrants to notify the other Party without delay, if in connection with this Agreement

a.	one Party discovers a violation of applicable anticorruption and antitrust laws which are relevant for the performance of this Agreement; or

b.	investigations against one Party have been initiated by public authorities.

(3)	Data Protection. Each Party shall comply with all applicable laws, statutes, regulations relating to personal data protection.

ARTICLE 16: CONFIDENTIALITY

(1)	The confidentiality provisions of this Article shall govern Confidential Information (as defined below) disclosed in connection with this Agreement in every respect.

(2)

“Confidential Information” means any proprietary information, samples, technical data, trade secrets or know-how, including, but not limited to, research and product plans, products, services, lists of collaborators and corporate partners, markets, developments, inventions, processes, including manufacturing processes and procedures and processes as may be embodied or evidenced in formulae, manufacturing data, specifications and other related documents, patents and patented designs, copyrights, trademarks, industrial design, improvements, discoveries, ideas, devices, writings, any intellectual property and proprietary information relating to a product, as well as that directly derived or resulting from any of the foregoing, and/or any information or matter that a reasonable business person would or should deem confidential or proprietary, formulas, technology, marketing, finances or other business information disclosed by either Party (the “Discloser”) (either directly or indirectly in writing, orally or otherwise also during the presence at premises of a Party) to the other Party (the “Recipient”) whether or not labeled “Confidential” after the Effective Date.

(3)

Each Party agrees to maintain in confidence, to the same extent that it maintains its own Confidential Information secret, all Confidential Information of another Party. Except with Discloser’s prior written consent, Recipient will not, during or subsequent to the term of this Agreement, use Confidential Information for any purpose whatsoever other than for the performance of this Agreement or disclose Confidential Information to any third party other than Representatives who have a need to know in order to perform the Services provided that the Recipient procures that any of such Representatives receiving Confidential Information shall be subject to and bound in writing by confidentiality obligations substantially similar to the terms set forth in this Agreement. The agreement(s) defining such obligations and binding the Representatives of the Recipient shall be provided to the Discloser by the Recipient upon request. Recipient agrees that Confidential Information shall remain the sole property of Discloser. Recipient further agrees to take all reasonable precautions to prevent any unauthorised disclosure of Confidential Information. Notwithstanding the above, Recipient’s obligation under this Clause 12 relating to Confidential Information shall not apply to information which:

a.	is known to Recipient at the time of disclosure to Recipient by Discloser as evidenced by written records of Recipient,

b.	has become publicly known and made generally available through no wrongful act of Recipient,

c.	has been received by Recipient without restriction on disclosure from a third party or

d.

is independently developed by or on behalf of the Recipient other than under this Agreement and without the aid, application or use of Discloser’s Confidential Information as evidenced by written documentation.

(4)

Notwithstanding any provision in this Agreement to the contrary, the Recipient may disclose Confidential Information of the Discloser to the extent Recipient is required to do so by any governmental or regulatory authority or court. In such event, the Recipient shall promptly notify the Discloser when such requirement to disclose has arisen, and cooperate with Discloser so as to enable Discloser to: (i) seek an appropriate protective order; (ii) make the confidential nature of the Confidential Information known to such governmental or regulatory authority or court; and (iii) make any applicable claim of confidentiality in respect of the Confidential Information.

(5)

Upon the termination of this Agreement (irrespective of the reason therefore), or upon Discloser’s earlier request, Recipient will deliver on request to Discloser all of Discloser’s property, including in particular that relating to Confidential Information, which is in Recipient’s possession or control.

(6)

Each Party acknowledges and agrees that Confidential Information may be stored on each Party’s customary electronic data processing system and transmitted (sent and received) by each Party to another Party’s designated electronic mail address without encryption or other protective measures, unless otherwise agreed in writing. Any electronic mail address received by each Party from another Party shall be deemed a designated address unless otherwise indicated.

(7)

Each Party shall make no tangible copies or reproductions of Confidential Information of another Party unless reasonably required for the performance of this Agreement. Each Party shall ensure that any notices or marks referring to confidentiality or to proprietary rights as may be found on Confidential Information are reproduced on any and all such copies or reproductions made as hereunder permitted. Each Party agrees that it will, at the reasonable written request of another Party, destroy or otherwise dispose of all tangible records, reproductions or copies containing Confidential Information of such other Party; provided, however, that one (1) copy may be retained and stored for legal purposes. Digital backup files automatically generated by each Party’s customary electronic data processing system shall not be deemed to constitute a retained copy, provided, however that no such backup files may be stored for a period exceeding [***].

(8)

Except as otherwise required by law (including securities laws and regulations), neither Party will make any public announcement or press release regarding the existence or terms of this Agreement or such that mentions the other Party without the prior written consent of the other Party and the content of any such public announcement or press release shall be mutually agreed by the Parties in writing. It is specifically agreed [***]

(9)

Each Party agrees to indemnify, defend and hold the other Party and/or any of its Representatives harmless from and against any and all Costs and Liabilities resulting from or arising out of breach by it and/or any of its Representatives of the provisions of this Article 16.

(10)	The obligations of Recipient under this Clause 12 shall survive the Completion Date and shall remain in effect for a period of [***] from the Completion Date.

ARTICLE 17: MISCELLANEOUS

(1)

Force Majeure. No Party shall be responsible or liable to the other Party and/or any of its Representatives, and no default shall be deemed to have occurred, for failure or delay in performing any obligations or for other non-performance if such failure, delay or other non-performance is caused by or arises from any strike, stoppage of labor, lockout or any other labor trouble, shortage of energy or raw material or any significantly prolonged inability to obtain materials or shipping space, due to the material default or significant delay by any supplier or sub-contractor or other events due to internalization of operations and services typically and customarily provided by a third party, fire, flood, lightning, fog, storm, unusual weather conditions, explosion, accident, earthquake, volcanic ash, epidemics, act of God, any public enemy, sabotage, invasion, war (declared or undeclared), riot, embargo, governmental or administrative act or restraint, prohibition on import or export of the Product or materials incorporated therein or parts thereof, or any matter or cause that is unavoidable by or beyond the reasonable control of the affected Party (each, an event of “Force Majeure”). A Party shall be under no obligation to settle a strike, labor stoppage, lockout, or any other labor trouble by entering into any agreement to settle any thereof and until any such matter is settled to the satisfaction of the affected Party, such matter shall continue to be deemed Force Majeure. Any and all of the foregoing shall also apply to a Party to the extent that an Affiliate of such Party is performing or providing any service (including under Section 15(8) referred to) or work in connection with the obligations of a Party. A Party claiming Force Majeure shall promptly notify the other Party specifying the cause and probable duration of the failure, delay or other non-performance. Neither Vetter International nor any of its Representatives shall be under any obligation to fulfill any Purchase Order which has been, or should have been scheduled to be performed during a time period of Force Majeure; provided, however, a Party so affected shall undertake every reasonable effort to fulfill its contractual obligations to the extent reasonably possible under the circumstances.

(2)

United Nations. The United Nations Convention on Contracts for the International Sale of Goods shall have no application to, and shall be of no force and effect with respect to, the matters set forth or contemplated in this Agreement.

(3)

Entire Agreement. This Agreement constitutes the entire agreement with respect to the matters set forth or contemplated in this Agreement and supersedes in any and all respects any prior communication, proposal, quotation, negotiation, conversation, discussion and agreement concerning the matters set forth or contemplated in this Agreement, and any terms and conditions thereof shall be null and void.

(4)

Conflict. In the event of any conflict between any provision of the Commercial Quality Agreement and the other provisions of this Agreement, the provisions of the Commercial Quality Agreement shall exclusively govern and control any and all technical, pharmaceutical and/or quality related matters of the Manufacture, whereas the other provisions of this Agreement shall exclusively govern and control any other matters.

(5)

Severability. Any provision of this Agreement held void, invalid or unenforceable shall be replaced by a mutually agreed provision that is effective, valid and enforceable and in compliance with the lawful purposes and intentions as contained in or determinable under this Agreement. Any matter not initially considered shall be resolved by incorporating such reasonable provision in order to complete this Agreement which approaches to the maximum extent such lawful purposes and intentions. The effectiveness, validity and enforceability of this Agreement shall remain independent of any provision which might be or has become void, invalid or unenforceable except if any replacement thereof is not possible and this Agreement would then not have been entered into.

(6)

Amendments. Any amendment or modification of the provisions in this Agreement contained, specifically including this Section, shall take effect only by a written document signed and duly executed. The Appendices may be amended from time to time separately and independently of the Commercial Quality Agreement.

(7)

Assignment. Neither this Agreement nor any right or obligation of each Party shall be assignable or transferable, except as herein provided, without the prior written consent of the other Party; provided, however, a) Vetter International may cause internal logistic and warehousing operations to be performed by an independent subcontractor (currently [***]) and Vetter International shall be and remain responsible and liable for any performance of or failure to perform by such contractor and b) Ascendis may assign its business related to the Product to [***].

(8)

Legal Notices and other communication. Any and all legal notices, requests, demands and other communication hereunder shall be in English (and any and all costs and/or expenses associated with necessary translation shall be borne by the incurring Party), be addressed as follows, or to such other address or fax number as each Party may specify in a notice pursuant to this Section, and be deemed duly given upon receipt if and when such receipt is on a Business Day and during normal business hours of the recipient or otherwise on the then-succeeding Business Day, and if mailed by registered or certified mail, return receipt requested (and for greater certainty, be deemed unduly given if delivered by email):

If to Ascendis:	Ascendis Pharma A/S Attn.: Legal Counsel Tuborg Boulevard 12 D-2900 Hellerup, Denmark

If to Vetter International:

Vetter Pharma International GmbH

Attn. Managing Director

Eywiesenstraße 5,

D-88212 Ravensburg, Germany

With copy to:

Vetter Pharma-Fertigung GmbH & Co. KG

Attn. Head of Legal Department

Schützenstraße 87,

D-88212 Ravensburg, Germany

The Parties agree that documents such as forecasts, Purchase Orders, changes orders, etc. may be submitted by e-mail.

(9)

Interpretation. The headlines of the Articles and the Sections are for convenience of reference only and shall not affect the interpretation of this Agreement. Any understanding or interpretation of any legal term contained or referred to in this Agreement shall solely be defined and interpreted in accordance with the laws of [***], irrespective of any other meanings or interpretations under any other source or body of law as may be found applicable to this Agreement by any court that may claim or assess jurisdiction under any conflict-of-laws provisions or otherwise, any of which other meanings or interpretations shall have no application to and be of no force and effect with respect to the matters herein set forth, referred to or contemplated.

(10)

Independent Parties. Each Party and any of its Affiliates are independent parties and nothing in this Agreement is intended or shall be deemed to create a partnership, a joint venture or a relationship of an agent with its client or an employer with its employee. No Party or any of its Affiliates shall have authority to make any statements, press releases, representations or commitments of any kind, or take any action which shall be binding on the other Party and/or any of its Affiliates, except as may be expressly authorized in writing which authorization shall not be unreasonably withheld.

(11)

Timely Performance. Any failure by either Party to request performance or non-performance by the other Party and/or any of its Affiliates or to claim a breach of this Agreement shall neither be construed as a waiver of any right under this Agreement nor affect any subsequent failure to request performance or non-performance or claim a breach, nor affect the effectiveness, validity and enforceability of this Agreement or any part thereof nor prejudice or preclude such Party with respect to any subsequent action. Any request for performance or non-performance by either Party and/or any of its Affiliates or claim of a breach of this Agreement, including breach of this Section, shall be effective, valid and enforceable only if such request or claim is reduced to writing.

(12)

Dispute Resolution, Governing Law. The Parties shall attempt to amicably settle and in good faith resolve any dispute in connection with this Agreement, by negotiations between designated representatives prior to resorting to any court action. If no amicable settlement and good faith resolution thereof has been achieved within [***], such dispute may be brought by written notice to the executive management representatives who shall use reasonable endeavors to amicably settle and in good faith resolve such dispute within [***] of receipt of said notice. If such settlement fails, either Party may, at its sole discretion, refer any dispute, controversy or claim arising out of or in connection with this Agreement to Arbitration under [***] (“Rules”).

All disputes, controversies or claims arising out of or in connection with the present Agreement shall be finally settled in accordance with the Rules by [***] appointed in accordance with the Rules. The seat of arbitration shall be [***]. The language to be used in the arbitral proceedings shall be English. Annexes to any procedural document may also be provided in the German language.

This Agreement including the Commercial Quality Agreement and all Annexes and Appendices thereto shall be governed by, construed and interpreted, and all disputes, controversies or claims arising under or in connection with this Agreement shall be resolved in accordance with the substantive law of [***] without recourse to any conflict of laws rules. The arbitral tribunal shall have the authority to order production of documents only in accordance and within the limits of [***] as current on the date of this Agreement.

Any decision or arbitral award delivered in the arbitration shall be reasoned and in writing, and shall be final and binding on the Parties and enforceable in any competent court of law. The Parties undertake to comply promptly with any award without delay and shall be deemed to have waived their right to any form of recourse insofar as such waiver can validly be made. The existence and content of the arbitral proceedings and any rulings or award shall be kept confidential by the Parties and members of the arbitral tribunal except to the extent that disclosure may be required of a Party to fulfill a legal duty, protect or pursue a legal right, or enforce an award before a state court or other judicial authority. Notwithstanding, before making such information public, the interested Party shall notify the other(s), in writing, and shall afford them a reasonable opportunity to protect their interests if they deem it necessary.

The losing party shall bear the costs of the arbitration, pro rata, if applicable.

(Page remainder left blank intentionally, immediately followed by signature page.)

IN WITNESS WHEREOF, duly authorized representatives of each Party have executed this Agreement on the days and year at the places below written.

ASCENDIS PHARMA A/S

    Hellerup                 (place), dated this         14th         day of         December     (month), 2018

(signed)    /s/ [***]

Name:    [***]

Title:    [***]

Ascendis Pharma A/S

VETTER PHARMA INTERNATIONAL GMBH

Ravensburg, Germany, dated this         10th     day of         December             (month), 2018

(signed)    _/s/ [***]                                     (signed)    /s/ [***]

Name:    [***]                                                Name:    [***]

Title:    [***]                                                  Title:    [***]

   [***]

ANNEX 1: SC-TERMS

In relation to all communications specified below, emails to appointed Logistics contact persons at both Ascendis and Vetter shall be deemed acceptable.

1.1	LONG RANGE FORECAST

Ascendis Pharma shall provide a good faith estimate of total annual volumes of [***] rolling. The first [***] are covered with the “Rolling Forecast”.

The Long Range Forecast shall to be send to Vetter [***]. The Long Range Forecast is non-binding and only for planning purposes.

Significant forecast changes shall be indicated to Vetter as soon as they are known to Ascendis Pharma and need to be discussed together.

1.2	ROLLING FORECAST

[***] rolling forecast has to be provided by the Ascendis Pharma and sent to Vetter [***]. The forecast must be starting [***] the forecast is provided. The forecast must include requested volumes indicated with number of units per presentation and requested delivery months or dates on the following product group basis:

•  [***]

[***]

The Rolling Forecast is split into “Binding period” and “Flexible Period” as described in section 1.3 and 1.5. Shall, in any [***], a Rolling Forecast not be provided in time by Ascendis Pharma, the Demand applicable for the subsequent [***] shall be determined by Vetter on the average quantities of [***] as set forth in the previous Rolling Forecast, i.e. the Demand applicable for [***] in which a Rolling Forecast has not been provided shall be [***].

[***] of the Rolling Forecast shall be deemed as a non-binding planning period.

1.3	BINDING PERIOD

[***] of each Rolling Forecast shall be deemed as a binding period (“Binding Period”). With every new Rolling Forecast, duly signed and authorized Purchase Orders shall be provided for [***].

In [***] of the Binding Zone, a Purchase Order change [***].

[***]

—CONFIDENTIAL—

1.4	PURCHASE ORDERS	A Purchase Order (or PO line) must be placed for [***], specifying the presentation strength ([***]), the requested batch size ([***]) and the requested Delivery Date [***].

1.5	FLEXIBLE PERIOD	[***] of each Rolling Forecast are considered as Flexible Period. [***], which becomes part of the Flexible Period, will be used to build-up the “Annual Reference Quantity”.

1.6	DEFINED RANGES IN THE FLEXIBLE PERIOD - COMMERCIAL

[***] Variances in the Flexible Period

To steer [***] Forecast volumes, the following variance will be checked (no reconciliation will be done) [***].

Flexible Period ([***]): Aggregated volumes/batches per presentation of the new forecast ([***]) compared to the previous forecast ([***]) can have a variance of [***]

Vetter is not obliged to produce forecasted volumes above this defined range. Any and all forecasted Demand increases outside of the Binding Period or above the defined range (Maximum Quantity), must be approved by Vetter in writing. The Parties shall in good faith (no issue if sufficient capacity is available) discuss options for increased Demand.

If forecasted volumes are below the defined range, Vetter will indicate this to Ascendis Pharma. Within an annual reconciliation, the annual variance will be verified as described in section 1.10 and 1.12.

1.7	ANNUAL REFERENCE QUANTITY

Annual Reference Quantity

In order to commonly steer the annual volumes, assure the right production capacity and to make an annual reconciliation, an Annual Reference Quantity is set through [***].

The Annual Reference Quantity will be build-up [***] by taking the last [***] as stated in the following example:

[***]

1.8	ANNUAL MAXIMUM QUANTITY - COMMERCIAL

The maximum quantity covered through this agreement is as listed below:

[***]

Vetter is not obligated to produce forecasted volumes above this defined range. Any and all forecasted Demand increases outside of the defined range (Maximum Quantity) must be approved by Vetter in writing. The Parties shall in good faith (no issue if sufficient capacity is available) discuss options for increased Demand.

—CONFIDENTIAL—

1.9	ANNUAL MINIMUM QUANTITY - COMMERCIAL	The minimum quantity covered through this agreement is as listed below: [***] If forecasted volumes are below the defined range, Vetter will indicate this to Ascendis Pharma.

1.10	ANNUAL RECONCILIATION

Ascendis Pharma and Vetter will [***] compare the “Annual Reference Quantity” with the “Actual Ordered Quantity” meaning the actual ordered quantity for (visual inspected product) by Ascendis Pharma. This is called “Annual Reconciliation.

The following sections 1.3, 1.5, 1.8, and 1.9 define the agreed quantities on a yearly variance as well as possible consequences of non-orders or forecast changes.

1.11	MARKET-LAUNCH PHASE

Each Party understands that short-term Demand can fluctuate significantly during the period of market launch of the Product for a particular country or countries of the Territory as separately agreed in writing.

Definition Launch Phase

Such period shall commence upon receipt of the first marketing authorization for the Product granted by [***] and expire [***], unless otherwise in good faith discussions mutually agreed upon (“Market Launch Phase”).

[***] prior to the anticipated grant of such authorization, Ascendis Pharma shall provide the best figures possible of its anticipated Demand for units of the Product for the then following [***].

During the Flexible Period, aggregated volumes of the new Rolling Forecast ([***]) compared to the previous Rolling Forecast ([***]) may be reduced by up to [***].

On [***] during the launch phase, the Rolling Forecast has to be updated.

[***] Variances for Binding and Flexible Period

To steer [***] Forecast volumes, the following variances will be checked (no reconciliation will be done) [***]:

Binding Period ([***]): Aggregated volumes of the new forecast ([***]) can have a variance of [***]

—CONFIDENTIAL—

Flexible Period ([***]): Aggregated volumes of the new forecast ([***]) compared to the previous forecast ([***]) can have a variance of [***]

Annual Reference Quantity

As described in section 1.7

Annual Reconciliation

As described in section 1.10

Annual Maximum / Minimum Quantities

During the launch phase, [***]. The maximum annual quantity covered through this agreement is as listed below:

•  Maximum: [***]

•  Minimum: [***]

Vetter is not obliged to produce forecasted volumes above this defined range. If forecasted volumes are below the defined range, Vetter will indicate this to the Ascendis Pharma to guide yearly volumes.

[***]

Compensation Annual Reconciliation

Compensation fees during the launch period are calculated as described in 1.12 “Compensation Payments” [***]

For the Binding Zone during the launch phase the compensation fee for a cancelled batch is [***].

For the Flexible Zone during the launch phase the compensation fee for a cancelled batch is [***].

In case of postponement or cancellation on Ascendis Pharma’s own responsibility, the SCM terms used for Commercial Supply will be valid.

1.12	COMPENSATION PAYMENTS

Vetter will always have a good faith discussion based on the current capacity situation.

If Vetter can use the filling slot with another order, compensation fees do not apply.

If an order cancellation occurs during the Binding Period (filling slot cannot be used with another order), the following compensation payments apply:

[***]

In case of an annual forecast reduction outside of the agreed ranges for the Annual Reconciliation (less than the annual Minimum Quantity), the following compensation payments apply:

[***]

Please also see separate FC-Reconciliation Calculation Model

—CONFIDENTIAL—

1.13	ROLLING FORECAST AND PURCHASE ORDER CONFIRMATION	Vetter will send the order confirmation in [***] due to the internal planning cycle which [***].

1.14	FREEDOM OF FILLING DAY

Ascendis Pharma issues orders and forecasts based on the requested delivery date.

Vetter confirms and invoices against the confirmed delivery date.

There is no obligation for Vetter to provide an exact filling day with the forecast or any order tracking tool. Vetter has the flexibility in filling days. Vetter will always try to prioritize orders with critical shelf life. [***]

1.15	ARRIVAL OF API/ EXCIPIENTS/ MATERIAL/ DOCUMENTS

If Ascendis has not already delivered API in sufficient quantity to the Warehouse, Vetter will order the API for confirmed orders from Ascendis Pharma at least [***].

Ascendis Pharma will send an API delivery date confirmation within [***], upon which Vetter can rely.

The API must be released for manufacturing at Vetter minimum [***]. The API shall be delivered [***].

Receipt of materials can be rejected if not delivered in accordance with the Quality Agreement. If this results in the loss of a filling slot, it will be considered as a cancellation and treated with possible compensation.

In case of apparent delay of API delivery, Ascendis will inform Vetter [***]. A mutual decision whether to postpone the manufacturing date will be done minimum [***], otherwise a cancellation fee will be applied. [***]

1.16	MATERIAL INVENTORY

Vetter Materials will be ordered based on the provided Purchase Orders and rolling forecasts as well as the specified [***]. It moreover includes the required minimum quantities which have to be purchased depending on the component suppliers.

If demand is dropping significantly or an agreed specification change is performed, [***].

1.17	[***]	In addition to [***], Vetter will source and keep [***]. Additional [***] can be commonly agreed upon and will be recommended for [***].

—CONFIDENTIAL—

1.18	PICK UP FINISHED GOODS

After Vetter Release of the product, the forwarder has to [***] to reserve a pick-up slot at Vetter.

Vetter grants Ascendis Pharma [***] storage after the confirmed delivery date or Vetter batch Release (latest date counts). For a later pick up after this [***] period, storage fees will be invoiced ([***]).

1.19	INVOICING/ PAYMENT TERMS	Already mentioned in Term Sheet

1.20	CUSTOMS/ IMPORT/ EXPORT

Vetter Logistic Service Center has to be noticed at least [***] in advance of arrival of goods.

In case of tri-angular arrangements, the customs invoice has to be provided at least [***] in advance.

In case Vetter will be the importer of the API, real API value has to be stated on the import documents according to German Law. Vetter cannot provide assistance without this information.

IMPORTANT NOTICE

In case the delivery of the API to Vetter will be from [***], Ascendis Pharma will inform Vetter [***] in advance and the following points will have to be clarified:

•  [***]

Only after clarification of these points, it will be clear whether and under which conditions Vetter may act as an importer.

If during the importing function by Vetter, any deviation, conflicts or custom issue/costs (e.g. [***]) may arise, [***].

1.21	[***]	The supply of [***] is currently not within the scope of the project. However, Vetter is open to offer an evaluation of this service if requested from Ascendis Pharma. During the implementation of a [***] at Vetter, the term sheet has to be checked and if needed adapted before the planned revision cycle.

1.22	KPIs

KPI´s have to be discussed between Ascendis Pharma and Vetter.

Vetter and Ascendis Pharma will create a set of manufacturing KPI’s tracking the ordering process for quantity and delivery time fulfillment. Those KPI’s will mutually be tracked and presented during the business review meeting. If irregularities or challenges will be identified, actions will be commonly defined during the business review meeting (BRM).

1.23	REVISION	The points 1.1 – 1.22 will be mutually discussed and revised during the business review meeting (BRM) latest after completing [***].

—CONFIDENTIAL—

Example Forecasting Model (Annual Reference QTY)

[***]

ANNEX 2: PRICES

PRICING with assumptions

Performance Profile for Commercial Supply

[***]

Price Estimates for Commercial Supply:

[***]

—CONFIDENTIAL—

Additional: Procurement and Assembly of [***]

•	[***]

—CONFIDENTIAL—

ANNEX 3: EQUIPMENT

Equipment at Vetter owned by Ascendis Pharma:

[***]

—CONFIDENTIAL—

ANNEX 4: COMMERCIAL QUALITY AGREEMENT

—CONFIDENTIAL—

Annex X to the Supply Agreement

COMMERCIAL QUALITY AGREEMENT

for

the Manufacture of pre-filled application systems

by and between

ASCENDIS PHARMA A/S

and

VETTER PHARMA-FERTIGUNG GMBH & CO. KG

—CONFIDENTIAL—

TABLE OF CONTENTS

ARTICLES

ARTICLE 1:	DEFINITIONS

ARTICLE 2:	TECHNICAL AND PHARMACEUTICAL RESPONSIBILITIES

ARTICLE 3:	MATERIALS

ARTICLE 4:	AGREED SPECIFICATIONS

ARTICLE 5:	MANUFACTURE

ARTICLE 6:	INSPECTION AND TESTING OF THE PRODUCT

ARTICLE 7:	PRODUCT SHELF-LIFE, EXPIRY DATE

ARTICLE 8:	RECORDS, DOCUMENTATION AND SAMPLING

ARTICLE 9:	RELEASE AND SHIPMENT

ARTICLE 10:	INSPECTION AND REGULATORY CONTACTS

ARTICLE 11:	CHANGE CONTROL

ARTICLE 12:	DEVIATIONS

ARTICLE 13:	VALIDATION AND QUALIFICATION

ARTICLE 14:	COMPLAINTS

ARTICLE 15:	RECALL AND REGULATORY REPORTING

ARTICLE 16:	STABILITY STUDIES

ARTICLE 17:	MISCELLANEOUS

APPENDICES

APPENDIX 1:	HISTORY OF APPENDICES

APPENDIX 2:	PRODUCT

APPENDIX 3:	INFORMATION OF ASCENDIS

APPENDIX 4:	AGREED SPECIFICATIONS

APPENDIX 5:	RECORDS REQUIRED BY ASCENDIS

APPENDIX 6:	CONTACT PERSONS

APPENDIX 7:	DELINEATION OF RESPONSIBILITIES

APPENDIX 8:	THIRD PARTY SUPPLIERS SUBCONTRACTORS USED BY VETTER PHARMA

—CONFIDENTIAL—

THIS COMMERCIAL QUALITY AGREEMENT (“CQA”) taking effect on the Effective Date, by and between Ascendis Pharma A/S, duly organized and existing under the laws of Denmark and having its place of business located at Tuborg Boulevard 5, 2900 Hellerup, Denmark (“Ascendis”), and Vetter Pharma-Fertigung GmbH & Co. KG, duly organized and existing under the laws of Germany, having its place of business at Schützenstraße 87, 88212 Ravensburg, Germany (“Vetter Pharma”), and Ascendis and Vetter Pharma individually also a “Party” and collectively the “Parties”,

W I T N E S S E T H:

WHEREAS, this CQA is made as an integral part of the Supply Agreement and attached thereto as Annex X; and

WHEREAS, certain activities concerning to the Manufacture of the Product have been subcontracted by Vetter to Vetter Pharma;

WHEREAS, such Manufacturing shall be performed by Vetter Pharma as set forth and more fully described in this CQA; and

WHEREAS, this CQA outlines the technical and pharmaceutical responsibilities of Ascendis and Vetter Pharma with respect to the quality of the Product;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, and subject to the terms and conditions of this CQA, Ascendis and Vetter Pharma agree as follows:

ARTICLE 1: DEFINITIONS

For all purposes of this CQA and all amendments hereto, the following capitalized terms, whether used in the singular or plural, shall have the same and uniform meanings as below defined and specified, unless the context otherwise requires. Capitalized terms not defined in this CQA shall have the meaning specified in the Supply Agreement where referenced.

(1)	“Affiliate” shall have the meaning as set forth in the Supply Agreement.

(2)	“Agreed Specifications” shall have such meaning as defined in Section 4(2), written documentation of which shall be set forth in Appendix 4.

(3)	“API” shall mean actice pharmaceutical ingredient as specified in Appendix 2 of this CQA.

(4)	“Appendix” shall mean an appendix attached to this CQA.

(5)	“Article” shall mean an article of this CQA.

(6)	“Ascendis” shall have the meaning set forth first above.

(7)	“Ascendis Materials” shall mean the materials provided by Ascendis as listed in the Agreed Specifications.

(8)	“Business Day” shall have the meaning as set forth in the Supply Agreement.

—CONFIDENTIAL—

(9)	“Complaint” shall have the meaning set forth in Article 14(1).

(10)	“Confidential Information” shall have the meaning as set forth in the Supply Agreement.

(11)	“Critical Deviations” shall have the meaning set forth in Article 12(1).

(12)	“Supply Agreement” shall mean the supply agreement by and between Ascendis and Vetter.

(13)	“Deviations” shall have the meaning set forth in Article 12(1).

(14)	“CQA” shall mean this commercial quality agreement and its Appendices.

(15)	“Effective Date” shall have the meaning as set forth in the Supply Agreement.

(16)	“EMA” shall have the meaning as set forth in the Supply Agreement.

(17)	“Facility” shall have the meaning as set forth in the Supply Agreement.

(18)	“FDA” shall have the meaning as set forth in the Supply Agreement.

(19)

“GMP” means the Good Manufacturing Practices issued and officially published by the FDA and the current Good Manufacturing Practices issued and officially published by the European Commission and in the latter case adopted by German law, which are applicable to the Manufacture of the Product; provided, however, that such GMP to the extent that they are Product related and/or Product-specific shall have been provided by Customer to Vetter Pharma.

(20)	“Information of Ascendis” shall have such meaning as defined in Section 4(1), written documentation of which shall be set forth in Appendix 2.

(21)	“Major Deviations” shall have the meaning set forth in Article 12(1).

(22)

“Manufacture” or “Manufacturing” shall mean the operations of Vetter Pharma and/or its Affiliates to manufacture the Products, specified in Appendix 2, for and on behalf of Ascendis at the Facility, including but not limited to production, processing, filling, lyophilization, labeling, packaging, storage and testing of the Product, materials and intermediates, receipt of materials (including Ascendis Materials and Vetter Materials), as well as related in-process control, quality control testing, quality assurance and certification activities, the generation of stability data of Product, as the case may be; all operations as detailed in the Agreed Specifications.

(23)	“Minor Deviations” shall have the meaning set forth in Article 12 (1).

(24)	“Out-of-Specification (OOS) Result” – All test results that fall outside the specifications

(25)	“Party” and “Parties” shall have the meanings set forth first above.

(26)	“Product” shall mean, for the purpose of this CQA, such product listed in Appendix 2 containing API or a placebo.

(27)

“Regulatory Approvals” shall mean any and all approvals, consents, clearances, permissions, licenses and registrations to be obtained and maintained from the applicable authorities by Ascendis in accordance with the Territory laws in order to Manufacture, use (including but not limited to the use in clinical trials), register, import, export, distribute, market, promote and/or sell, the Product.

—CONFIDENTIAL—

(28)	“Regulatory Services” shall have the meaning as set forth in the Supply Agreement.

(29)	“Response Period” shall have the meaning set forth in Article 11(3).

(30)	“SOPs” shall mean the standard operating procedures of Vetter Pharma, applicable to the Product and its Manufacture hereunder.

(31)	“Territory” shall have the meaning as set forth in the Supply Agreement.

(32)	“Vetter International” shall have the meaning as set forth in the Supply Agreement.

(33)	“Vetter Pharma” shall have the meaning set forth first above.

(34)	“Vetter Materials” shall mean the materials provided by Vetter Pharma as listed in the Agreed Specifications except Ascendis Materials.

ARTICLE 2: TECHNICAL AND PHARMACEUTICAL RESPONSIBILITIES

(1)	Delineation. The technical and pharmaceutical responsibilities of Ascendis and Vetter Pharma with respect to the quality of the Product are as listed and set forth in Appendix 7.

(2)	Contacts. Ascendis and Vetter Pharma shall agree to appoint employees to act as contact persons, as listed in Appendix 6, for all Manufacture and Product quality related aspects.

(3)

Regulatory. Ascendis shall be responsible for the Regulatory Approvals whereas Vetter Pharma shall obtain and maintain the German manufacturing authorization (in German, Herstellerlaubnis) with respect to the Facility.

(4)	Third Parties. Vetter Pharma agrees not to subcontract any of its Manufacture obligations without prior written consent of Ascendis. Any approved subcontractor shall be listed in Appendix 8.

ARTICLE 3: MATERIALS

(1)

Ascendis shall provide to Vetter Pharma the Ascendis Materials together with manufacturers’ quality certificates, other data, documentation and information as may be required by law, applicable regulatory authorities or as Vetter Pharma may reasonably request. In respect to the Ascendis Materials, Vetter Pharma shall perform an incoming inspection in accordance with the Agreed Specifications. If Ascendis requests in writing import of the Ascendis Materials from a country outside of the European Union, and if notified at least [***] prior to each and every import, Vetter Pharma shall act as the importer of record for the Ascendis Materials. Ascendis ensures that any facility where the API is or has been manufactured, tested, (re-) packaged, processed, labelled, shipped, stored, delivered and/or transported prior to the handover at the Facility, has been inspected and is under regulatory supervision of the applicable competent regulatory authorities, including, but not limited to the EMA. Ascendis shall provide sufficient documentation to demonstrate any of the foregoing and will keep Vetter Pharma informed about all information with regards to such facility, any changes thereof and any incident or observations related to the activities performed therein or that may have an impact on the Ascendis Materials and/or Vetter Pharma’s risk assessment, including information of any regulatory inspections results. To fulfill the legal obligations of Vetter Pharma, Ascendis shall procure that a quality representative of Vetter Pharma shall have the right to audit the production of API. Vetter Pharma can request Ascendis to perform the audit on behalf of Vetter Pharma.

—CONFIDENTIAL—

(2)

Vetter Pharma shall furnish the Vetter Materials as well as all labour, materials and equipment that are necessary to perform the Manufacture other than the Ascendis Materials. The Vetter Materials shall be sampled according to the SOPs, and inspected and tested in accordance with the Agreed Specifications, it being understood and agreed that such testing shall be performed according to validated test methods on qualified and calibrated equipment if such testing should be required. Upon completion of the inspection and testing, such Vetter Materials may be used for the Manufacture of the Product.

(3)	Vetter Pharma shall perform such inspection or testing as in this Article 3 provided and any additional inspection or testing shall be subject to the prior written agreement between the Parties.

(4)

The Ascendis Materials and the Vetter Materials, and the processes associated with Manufacturing of the Product, shall be evaluated by Vetter Pharma in accordance with Appendix 5, to prevent cross contamination and to ensure compliance with [***]. New products or materials that are introduced into the Facility will be evaluated by Vetter Pharma in accordance with Article 11 below. On the basis of pharmacological and/or toxicological data of each new product introduced to the Facility, health based exposure limits shall be calculated, as required under the applicable EU GMP guidelines and Directives, and an evaluation and specification of measures for the manufacturing of the new product shall be performed. New products and materials introduced into the Facility will be processed and stored in compliance with SOPs, and GMP. Vetter Pharma shall submit a change request for review and approval by Ascendis in accordance with Article 11 below, if any new product or material, which is outside of the matrix of existing products, will be introduced into the Facility, and if the equipment used for the manufacturing or processing of the new product or material will also be used for the Manufacturing or processing of the Product. Vetter Pharma [***]. For all new products introduced to the Facility, a risk assessment shall be performed on the basis of their pharmacological and/or toxicological properties, and suitable measures (e.g. containment) for the manufacturing of the new products shall be specified.

ARTICLE 4: INFORMATION AND SPECIFICATIONS

(1)

Ascendis shall keep Vetter Pharma informed of (i) any Product-specific requirements, and (ii) any legislation, rules and regulations as well as practices of any regulatory authority other than GMP, which may affect the Product and/or the Manufacture and Ascendis shall specifically inform Vetter Pharma of the effect of any thereof, including any changes to either thereof, which changes shall be subject to the change control procedures herein and in the Supply Agreement set forth. Ascendis shall provide all such information, including its manufacturing and handling specifications, information about potency of the API and the Product, testing procedures and other technical information concerning the Manufacture of the Product, handling and processing of Vetter Materials and Ascendis Materials (the “Information of Ascendis”), which Information shall be set forth in Appendix 3.

(2)

Ascendis and Vetter Pharma shall mutually agree upon the product specifications, including such part of the Information of Ascendis relevant for the Manufacture of the Product at the Facility (the “Agreed Specifications”), written documentation of which shall be set forth in Appendix 3 and 4 and be signed by duly authorized representatives of Ascendis and Vetter Pharma. Ascendis shall ensure that the Agreed Specifications comply with the Regulatory Approvals and the Information of Ascendis as set forth in Appendix 5.

(3)

Changes to the Agreed Specifications requested by Vetter Pharma or Ascendis shall be subject to the change control procedures herein and in the Supply Agreement set forth, it being understood and agreed that any changes to the Agreed Specifications shall be approved by Ascendis and Vetter Pharma in writing prior to implementation.

—CONFIDENTIAL—

ARTICLE 5: MANUFACTURING

(1)	Vetter Pharma agrees to Manufacture the Product in accordance with the Agreed Specifications, the SOPs, GMP and as described in Appendix 7.

(2)	Ascendis shall provide Product-specific technical support as required.

(3)	Ascendis may, subject to the Regulatory Approvals, use the Product in clinical trials provided such Product conforms to the Agreed Specifications, GMP and the requirements.

ARTICLE 6: INSPECTION AND TESTING OF THE PRODUCTS

(1)	Release Testing. Prior to delivery of the Product to Ascendis, [***] the Product as indicated in the Agreed Specifications and in Appendix 7.

(2)	Inspection. Ascendis shall inspect all Products, including samples and documentation provided according to Article 9, after delivery as set forth in the Supply Agreement.

(3)

Release. [***], in which exception event the methods of every inspection and testing repeated by Ascendis shall substantially correspond with the inspection and testing methods used by Vetter Pharma before delivery.

(4)

Sterility. [***], Ascendis shall inform Vetter Pharma on any such regulatory requirements and shall [***] provide Vetter Pharma with a copy of the results of any such testing. Except as in the preceding sentence set forth, [***]

ARTICLE 7: PRODUCT SHELF-LIFE, EXPIRY DATE

Ascendis shall provide Vetter Pharma with the information necessary to identify or determine the shelf-life and expiry date as set forth in Appendix 7.

ARTICLE 8: RECORDS, DOCUMENTATION AND SAMPLING

(1)

Records. The records of the documentation listed in Appendix 5 shall be maintained by Vetter Pharma for [***] or such shorter period as may be permitted by law. Vetter Pharma shall inform Ascendis prior to any destruction of such records. Ascendis may request in writing, within [***] of such notification by Vetter Pharma, that the records shall be sent to Ascendis. Should Vetter Pharma not receive such written request, such records may be destroyed.

(2)

Documentation. For each batch of Product, Vetter Pharma shall provide Ascendis with the documentation set forth in Appendix 5. Upon prior written request, the records of the documentation listed in Appendix 5 shall be made available for review at the Facility, during normal business hours, by Ascendis or any applicable regulatory authority within the Territory.

(3)

Sampling. Vetter Pharma shall take and keep reference and/or retained samples of each batch of Product as set forth in the Agreed Specifications. Ascendis shall notify Vetter Pharma of any additional sampling to be performed during Manufacture at Vetter Pharma, all as set forth in a mutually agreed and written sampling plan. Vetter Pharma shall have the right, but not the obligation to keep samples of each batch of Product for its own records; provided, however, the maximum amount of such samples shall not exceed the number required for [***] of the Product. If Vetter Pharma should decide to take such samples, Vetter Pharma shall inform Ascendis thereof in writing.

—CONFIDENTIAL—

ARTICLE 9: RELEASE AND SHIPMENT

(1)

Release. [***] Ascendis shall be responsible for and shall perform the final release of the Product for final use. No Product shall be released until Vetter Pharma has successfully performed all Manufacture, including all testing, required by the Agreed Specifications.

(2)

Shipping. Ascendis to provide Vetter Pharma with a Distribution Protocol including details of any specific labeling requirements, temperature control & monitoring and Product security measures during shipping.

(3)

Delivery. Ascendis to provide Vetter Pharma with an order including quantity of Product to be shipped, delivery address and contact details of recipient. Delivery of the Product and/or samples shall be in accordance with the terms and conditions set forth in the Supply Agreement.

ARTICLE 10: INSPECTION AND REGULATORY CONTACTS

(1)

Inspection. Ascendis shall, upon reasonably prior request by written notice and during normal business hours, have the right to inspect, [***], such areas of the Facility used for the Manufacture. The inspection shall not exceed the duration of [***], except in the event of any critical concern with respect of the quality of the Product. Ascendis retains the right to conduct “for cause” audits at times mutually agreed upon by Ascendis and Vetter Pharma.

(2)

Confidentiality. All audit teams of Ascendis, each member whereof shall explicitly be bound in writing by the confidentiality provisions of the Supply Agreement, shall at all times be accompanied by members of Vetter Pharma personnel, and not be divided into more than [***] sub-teams.

(3)

Regulatory. Each Party shall inform the other Party prior to any inspection by a regulatory authority in respect of the quality of the Product and/or its Manufacture. Each Party shall submit to the other Party any reports or results received from such regulatory authority in connection with the inspection. Ascendis shall be the responsible contact for any regulatory inquiries concerning its regulatory filings and Regulatory Approvals. Vetter Pharma shall provide reasonable assistance with regard to such regulatory inquiries, provided the inquiry is related to the Manufacture of the Product at the Facility. Copies of such regulatory inquiries shall be forwarded to Vetter Pharma within [***] upon receipt by Ascendis. Ascendis shall not submit documents to any regulatory authority with respect to processes performed at the Facility without prior review of Vetter Pharma.

(4)

Mutual Assistance. The Parties shall assist each other in responding to any questions or other requests from regulatory authorities with respect to the Product or the Manufacture and shall provide reasonably required information or data within adequate timelines, in no event later than requested by such regulatory authorities. Upon receipt of any such information, the Parties shall consult each other in an effort to arrive at a mutually acceptable answer to such question or request or procedure for taking other appropriate action; provided, however, that nothing contained herein shall be construed as restricting the right of either Party to make a timely report of such matter to any regulatory authority or take other action that it deems to be appropriate or required by applicable laws or regulations. Each Party shall have the right to disclose any such information to a regulatory authority within the Territory to the extent reasonably required or requested by such regulatory authority in connection with a filing, inspection or otherwise; provided, however, [***], without prior review and written approval of Vetter Pharma, all to the maximum reasonable extent while in compliance with said legal requirement.

—CONFIDENTIAL—

ARTICLE 11: CHANGE CONTROL

(1)	System. Vetter Pharma shall use a documented system of procedures for the control of quality related changes to Vetter Materials, Ascendis Materials, the Agreed Specifications and suppliers.

(2)

Changes. Subject to and in accordance with its SOPs, Vetter Pharma will provide to Ascendis changes that require Ascendis review and approval or changes that require notification only and will implement changes that require no Ascendis involvement or notification. Any changes affecting the Product quality shall be reviewed and approved in writing by Ascendis and Vetter Pharma prior to implementation. Unless otherwise agreed in writing, Ascendis and Vetter Pharma shall respond to the other on a change request by the other within [***].

(3)

Review. Ascendis shall review and shall respond to the contemplated changes and the timeline for implementation within [***] after receipt of the change notification (“Response Period”) with the understanding that in urgent cases the Parties may mutually agree to a shorter timeframe. There shall be a shorter Response Period if a change is requested by a regulatory, governmental or health authority or agency or if required by applicable laws, rules or regulations, subject to required implementation timelines.

(4)

Dispute. Vetter Pharma shall not unreasonably withhold its approval of changes requested by Ascendis; provided, however, Vetter Pharma may take into account such factors as capacity of the Facility, technical capability, production commitments and similar business factors. Ascendis shall not unreasonably withhold its approval of changes requested by Vetter Pharma; provided, however, Ascendis may take into account GMP, any applicable legislation, rules and regulations, and where appropriate any Information of Ascendis. Any dispute regarding a change shall be settled in accordance with the provisions of the Supply Agreement

(5)	Exceptions. The following formal adaptations of the master batch record shall be excluded from the above change control process as not relevant with respect to GMP:

•	correction of typing errors and grammar;

•	adaptation of page and line breaks;

•	adaptations of layout without changes of position numbers;

•	adaptation of part designations and master batch record page header regarding pharmaceutical non-relevant information, e.g. product codes of Ascendis;

•

amendments regarding information already documented in the batch record but not predefined in the Agreed Specifications, e.g. already existing definitions are multiplied such as stamping fields to document the sterilization; and/or

•	replacement of alpha-numeric SOP numbers with the current five-digit SOP numbers.

(6)

Requirements. Ascendis shall keep Vetter Pharma informed of (i) any legislation and any rules, regulations and practices of the regulatory authorities of any country within the Territory; and (ii) any requests of regulatory authorities of the Territory with respect to changes affecting the Manufacture of the Product, the Agreed Specifications, it being agreed that in the event such a request is made by a regulatory authority, such request shall be communicated to Vetter Pharma within [***] upon receipt by Ascendis including all necessary information to evaluate such change and its effects.

—CONFIDENTIAL—

(7)	Expiration. Vetter Pharma shall have no obligation to follow the above change control procedures if the Product is not Manufactured at the Facility for more than [***].

ARTICLE 12: DEVIATIONS, OOS

(1)

Documentation. All Product quality related deviations (“Deviations”) and OOS results shall be investigated and documented by Vetter Pharma according to SOPs. The documentation shall be retained as part of the batch documentation for the batch affected. For all confirmed OOS, for all Deviations which might affect the Agreed Specifications (“Major Deviations”) and for all Deviations which have affected the Agreed Specifications (“Critical Deviations”), a complete and approved investigation report shall be sent to Ascendis upon completion of the investigation by Vetter Pharma. The foregoing shall not apply to deviations which have not affected the quality of the Product , but are not in accordance with the Agreed Specifications (“Minor Deviations”).

(2)

Report. If a Deviation should occur or become necessary which, after investigation by Vetter Pharma, is likely to be categorized as a Major Deviation or a Critical Deviation (including OOS), Vetter Pharma shall, within [***] from the time of discovery of either thereof, provide Ascendis with a written report setting forth preliminary information on such Deviation. Ascendis can request additional information about a Deviation, by telephone, TC or mail, from Vetter, and Ascendis can provide an assessment of the Deviation to Vetter before closure of the Deviation. Vetter Pharma will provide complete and approved investigation report upon completion of the investigation by Vetter Pharma, usually within [***] from the time of discovery of the deviation or OOS.

If a retest is necessary Vetter Pharma will submit the restest protocol to Ascendis for review and approval. The results will be reported within the investigation report.

(3)

Authority. Upon the occurrence of a Major Deviation or a Critical Deviation, Ascendis shall have the final responsibility to determine the significance of the impact of said Deviation on the Product, including the further disposition of the affected Product. Ascendis shall not use any Product in humans in the event that Vetter Pharma has given the status “rejected” to such Product. Vetter Pharma shall only dispose of any Product if confirmed by Ascendis in writing.

ARTICLE 13: VALIDATION AND QUALIFICATION

(1)

Validation. Solely with respect to any Product-specific and Product quality related validation and qualification of processes, packaging, analytical methods, cleaning and equipment, Ascendis and Vetter Pharma shall mutually agree upon a validation and qualification documentation to achieve compliance with GMP and the responsibilities set forth in Appendix 7.

(2)

Review. Ascendis shall review and approve the Product-specific and Product quality related validation documentation within [***]. The respective documentation will be provided by Vetter Pharma to Ascendis in English.

(3)

Qualification. The suppliers of Vetter Materials shall in appropriate intervals be re-qualified by Vetter Pharma as required by GMP, if and as applicable. Such re-qualification shall be performed according to the applicable Pharmacopoeia listed in the Agreed Specifications and shall include a full testing of said materials by an external laboratory or other qualified third party.

—CONFIDENTIAL—

ARTICLE 14: COMPLAINTS

(1)

Definition. A Complaint means any written or electronic record that claims or documents deficiencies related to the identity, quality, safety, efficacy or performance of the Product after it has been released to Ascendis.

(2)

Authority. Ascendis shall have sole authority for resolving all post-release issues and inquires, including adverse events and complaints received from users, contractors or regulatory authorities regarding the Product (each, a “Complaint”).

(3)

Information. Ascendis shall inform and provide Vetter Pharma with information and, if available, samples, of any Complaint relating and/or affecting the Product quality that indicate that the cause could have reasonably been a result of the Manufacture at the Facility and/or of any Regulatory Services provided by Vetter Pharma.

(4)

Investigation. If a Complaint could have been reasonably caused by the Manufacture at the FacilityVetter Pharma, Ascendis shall request in writing and arrange for the investigation of such Complaint by Vetter Pharma. Upon any such request, Vetter Pharma shall investigate any Complaint relating and/or affecting the Product quality as required by Ascendis, and Vetter Pharma shall provide a written report on the results of such investigation within [***]. If such investigation should exceed such period, Vetter Pharma shall notify Ascendis thereof.

(5)

Adverse Impact. Vetter Pharma shall notify Ascendis within [***] if the results of an investigation relating to any other products manufactured at the Facility may, in accordance with and subject to Vetter Pharma’s reasonable assessment, adversely impact the quality of the Product. Such notification shall be subject to Vetter Pharma’s prior compliance with confidentiality agreements entered into with other companies or customers. If confidentiality agreements regarding other products do not permit Vetter Pharma from providing certain documentation or detail, Vetter Pharma shall provide redacted copies of documentation or a summary of the results with respect to the quality impact on the batch of the Product.

ARTICLE 15: RECALL AND REGULATORY REPORTING

(1)

Recall. If any matter should be discovered and identified either potentially requiring a Product recall or the need for informing an authority related to released Product, the discovering Party shall notify the other Party promptly, in any event within [***] of discovery. If a Party should become aware of any Product allegedly or proven to be the subject of a recall, market withdrawal or correction in any country, such Party shall notify the other Party within [***].

(2)

Authority. Ascendis shall be responsible to initiate and conduct Product recalls. Ascendis shall undertake any and all efforts to completely withdraw the recalled Products from any and all distribution channels or applicable markets. [***]. If Product should be subject to a recall or a potential recall as mutually anticipated by and between the Parties, Vetter Pharma shall allocate the status “rejected” to such affected Products then currently be found at the Facility.

(3)

Investigation. If requested by Ascendis, Vetter Pharma shall promptly arrange for the performance of investigations and Vetter Pharma shall timely make respective investigation reports regarding the defect or cause available for regulatory reporting. All communications with the appropriate regulatory authorities shall be handled by Ascendis.

—CONFIDENTIAL—

ARTICLE 16: ANNUAL PRODUCT QUALITY REVIEW

(1)

Reporting Period. The annual Product quality review reporting period shall be mutually agreed upon and the final report sent to Ascendis following Ascendis request for information. Vetter Pharma shall provide the approved annual Product quality review report on a scheduled basis as agreed between Ascendis and Vetter Pharma, and provide copies of the report to Ascendis in a timely manner.

(2)	Report Contents. The layout and structure of the respective report shall be according to SOPs, including but not limited to the following categories of information to be evaluated and reported:

•	Listing and summary of all batches Manufactured during review period (including rejected, reworked, and reprocessed lots)

•

Listing and summary of any changes pertaining to the Product and process including master batch record, Product-related processing equipment, Manufacturing area, chemical and microbiological test methods, in-process control, visual inspection, packaging materials

•	Listing and summary of Major Deviations and Critical Deviations investigations including corrective and preventive actions taken

•	A review of critical in-process controls and finished Product results

•	Qualification status of relevant major Product-related equipment and utilities information applicable during review period

•	Listing and summary of stability studies and results

•	Listing and summary of quality-related complaints and recalls and the investigations then performed

•	A review of the provisions of this QA to ensure up-to-date status

•

Statement that “All these data prove that the Manufacture of Product is in compliance with the current Good Manufacturing Practices as described in Parts 210/211 of Title 21 of the Code of Federal regulations and in the EU-GMP-Guides”

ARTICLE 17: STABILITY STUDIES

If separately agreed, and according to the conditions described and agreed to as specified in an appendix to the Supply Agreement, Vetter Pharma shall execute the stability program in accordance with the mutually agreed stability protocols, including protocol preparation, sampling, storage in stability chambers, testing, reporting of results and compilation of documentation, all as provided in this CQA. The stability protocol, changes to the stability protocol and the stability report must be approved by Ascendis. Ascendis shall be responsible for final data interpretation and providing stability information to any Authority. Any stability related procedures required during the Manufacture of the Products shall be included in the Information of Ascendis and shall be incorporated into the Agreed Specifications by mutual agreement of Ascendis and Vetter Pharma.

ARTICLE 18: COMBINATION PRODUCT

(1)

Any Product intended by Ascendis to be registered, marketed, sold, used and/or shipped to the United States of America shall comply with the requirements regarding combination products, as referred to and set forth in the Code of Federal Regulations (also, “CFR”). As the sponsor, it is the responsibility of Ascendis to ensure any such overall compliance. Ascendis shall have all required documents, processes and systems in place required to ensure any such compliance.

—CONFIDENTIAL—

(2)

Vetter Pharma shall support Ascendis in the efforts of Ascendis demonstrating Ascendis’ compliance with the CFR relating to combination products, by Vetter Pharma maintaining certain procedures and systems as applicable to the Manufacture, as set forth in Appendix 5. Ascendis shall, during its regular audits, review the suitability and effectiveness of such procedures and systems.

(3)	To enable Vetter Pharma to provide such assistance, Ascendis shall provide Vetter Pharma with all information required and/or reasonably requested by Vetter Pharma.

(4)

In accordance with section 4.4(a) of 21 CFR Part 4, the quality requirements under the Code of Federal Regulations for co-packaged and single-entity combination products, which each of the Parties agrees is applicable to the Product, can be satisfied by Ascendis in one of two ways:

Under section 4.4(a)(1), a manufacturer can demonstrate compliance with each applicable regulation in its entirety (e.g., with all of the drug GMPs and the QS regulation, for a drug-device combination product);

Under section 4.4(a)(2), if the combination product is subject to the drug GMPs and QS regulation, these two sets of requirements can be met by demonstrating compliance with (1) either the drug GMPs or QS regulation; or (2) those provisions specified in section 4.4(b) from the other of these two sets of regulations.

(5)

It is hereby agreed by and between the Parties that the Product shall be Manufactured at the Facility of Vetter Pharma in accordance with the Agreed Specifications. Ascendis shall ensure that the Specifications are and shall be in accordance with the provisions of 21 CFR Part 4, section 4.4(a)(2) and therefore comply with GMP and with the provisions of the QS regulation of 21 CFR Part 820 to the extent necessary to comply with subsection 4.4(b)(1) of 21 CFR Part 4.

ARTICLE 19: MISCELLANEOUS

(1)

Term. This CQA shall become effective and shall be in force and effect for the same period as the Supply Agreement is in force and effect; provided, however, that those obligations of the Parties shall survive which, by their nature, shall survive the expiration or termination of this CQA, including on-going regulatory requirements, set forth in this CQA and, for example, maintaining records and supporting Product Complaint investigations.

(2)

Integral Part. This CQA shall be an integral part of the Supply Agreement and all of the provisions set forth in of the Supply Agreement shall apply to this CQA specifically including, for the avoidance of doubt, Section 15, named Dispute.

In the event of a conflict between the terms of the Quality Agreement and the Supply Agreement, the terms of the Quality Agreement shall prevail in respect of any matters connected to all technical, pharmaceutical and/or quality related matters of the Manufacture of the product and any regulatory requirements in respect of the product. The terms of the Supply Agreement shall prevail in respect of all other matters.

(3)

Appendices. Any Appendices may be amended from time to time separately from the Articles of this CQA, after which amendment Appendix 1 shall be updated accordingly. If an additional quality document should be requested, for regulatory purposes only, such document shall not constitute an amendment of this CQA and shall not affect the provisions hereunder.

(4)	Disclosure. Upon prior written request with the exception during inspections, this CQA may, in accordance with applicable law, be disclosed to any applicable regulatory authority.

(Page remainder left blank intentionally, immediately followed by the signatures page.)

—CONFIDENTIAL—

IN WITNESS WHEREOF, duly authorized representatives of each Party executed this CQA on the days and year at the places below written.

ASCENDIS PHARMA A/S

Hellerup, Denmark, dated this __23___ day of _____April______ (month), 2018

(signed)	/s/ [***]	(signed)	/s/ [***]
Name:	[***]	Name:	[***]
Title:	[***]	Title:	[***]
[***]

VETTER PHARMA-FERTIGUNG GMBH & CO. KG

Ravensburg, Germany, dated this __27___ day of ____April_______ (month), 2018

(signed)	/s/ [***]	(signed)	/s/ [***]
Name:	[***]	Name:	[***]
Title:	[***]	Title:	[***]

(signed)	/s/ [***]
Name:	[***]
Title:	[***]

—CONFIDENTIAL—

APPENDIX 1: HISTORY OF APPENDICES

Revision Number of Appendix	Effective date	Reason for revision
First Version no revision

Approved: Ascendis		Approved: Vetter Pharma

____April_______ (month) __23___ (day), 2018		__April___ (month) __27___ (day), 2018

(signed)	/s/ [***]	(signed)	/s/ [***]
Name:	[***]	Name:	[***]
Title:	[***]	Title:	[***]

—CONFIDENTIAL—

APPENDIX 2: PRODUCT(S)

Dual chamber cartridges [***], pre-filled with TransCon [***] hGH Drug Substance [***] and afterwards pre-filled with Water For Injection [***]

Approved: Ascendis		Approved: Vetter Pharma

April_______ (month) __23___ (day), 2018		__April___ (month) __27___ (day), 2018

(signed)	/s/ [***]	(signed)	/s/ [***]
Name:	[***]	Name:	[***]
Title:	[***]	Title:	[***]

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APPENDIX 3: INFORMATION of ASCENDIS

[***]

Approved: Ascendis		Approved: Vetter Pharma

April_______ (month) __23___ (day), 2018		__April___ (month) __27___ (day), 2018

(signed)	/s/ [***]	(signed)	/s/ [***]
Name:	[***]	Name:	[***]
Title:	[***]	Title:	[***]

—CONFIDENTIAL—

APPENDIX 4: AGREED SPECIFICATIONS AND MATERIALS

Mutually Agreed Specifications:

[***]

Approved: Ascendis		Approved: Vetter Pharma

April_______ (month) __23___ (day), 2018		__April___ (month) __27___ (day), 2018

(signed)	/s/ [***]	(signed)	/s/ [***]
Name:	[***]	Name:	[***]
Title:	[***]	Title:	[***]

—CONFIDENTIAL—

APPENDIX 5: RECORDS REQUIRED BY ASCENDIS

•	[***]

Approved: Ascendis		Approved: Vetter Pharma

April_______ (month) __23___ (day), 2018		__April___ (month) __27___ (day), 2018

(signed)	/s/ [***]	(signed)	/s/ [***]
Name:	[***]	Name:	[***]
Title:	[***]	Title:	[***]

—CONFIDENTIAL—

APPENDIX 6: CONTACT PERSONS

Ascendis Pharma A/S Tuborg Boulevard 5 DK-2900 Hellerup Denmark

Primary Contacts: [***]	[***]

[***]

Vetter Pharma-Fertigung GmbH & Co. KG Schützenstraße 87, 88212 Ravensburg, Germany	[***]

Primary Contacts: [***]

Approved: Ascendis		Approved: Vetter Pharma

April_______ (month) __23___ (day), 2018		__April___ (month) __27___ (day), 2018

(signed)	/s/ [***]	(signed)	/s/ [***]
Name:	[***]	Name:	[***]
Title:	[***]	Title:	[***]

—CONFIDENTIAL—

APPENDIX 7: DELINEATION OF RESPONSIBILITIES (1/3)

[***]

—CONFIDENTIAL—

APPENDIX 7: DELINEATION OF RESPONSIBILITIES (2/3)

[***]

—CONFIDENTIAL—

APPENDIX 7: DELINEATION OF RESPONSIBILITIES (3/3)

[***]

Approved: Ascendis		Approved: Vetter Pharma

__April_______ (month) __23___ (day), 2018		__April___ (month) __27___ (day), 2018

(signed)	/s/ [***]	(signed)	/s/ [***]
Name:	[***]	Name:	[***]
Title:	[***]	Title:	[***]

—CONFIDENTIAL—

APPENDIX 8: THIRD PARTY SUBCONTRACTORS OF USED BY VETTER PHARMA

Third Party suppliers used by Vetter Pharma will be listed in the agreed Specifications.

Permitted Subcontractor / Address	Contracted service
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Approved: Ascendis		Approved: Vetter Pharma

__April_______ (month) __23___ (day), 2018		__April___ (month) __27___ (day), 2018

(signed)	/s/ [***]	(signed)	/s/ [***]
Name:	[***]	Name:	[***]
Title:	[***]	Title:	[***]

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ANNEX 5: CAPACITY AGREEMENT

•	Capacity commitment within binding and flexible forecast period detailed in Annex 1 “SC-Terms”

•	Ascendis has the option to secure capacity beyond the [***] rolling forecast horizon through the following mechanism:

•	Upon signing the Agreement, Ascendis commits to purchasing at least [***], and Vetter commits to reserving sufficient manufacturing capacity to deliver at least [***].

•

Starting [***], no later than [***] Ascendis may commit to a minimum purchase quantity [***], and upon acceptance, Vetter guarantees to reserve sufficient manufacturing capacity to deliver at least [***].

•	[***]

•	Compensation fee = [***]

•	Example for illustration purposes:

[***]

•	In case Ascendis cancels all quantities according to the Capacity Agreement, the compensation to be paid by Ascendis shall be due within [***].

•	In case Ascendis purchases less than the minimum committed quantities, [***].

•	Reconciliation of the period [***] will be done at [***].

•	[***]

ANNEX 6: REGULATORY SERVICES

Responsibilities	Ascendis	Vetter Pharma
[***]	[***]	[***]

—CONFIDENTIAL—